                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ]     CONFIDENTIAL, FOR USE OF THE
        COMMISSION ONLY (AS PERMITTED BY
        RULE 14A-6(E)(2)

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12



                              SCHLUMBERGER LIMITED
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)  Filing party:

--------------------------------------------------------------------------------
     4)  Date Filed:

--------------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

                                                            [LOGO] Schlumberger


                                   NOTICE OF

                    ANNUAL GENERAL MEETING OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                                APRIL 11, 2001



           Please sign your proxy card and return it in the enclosed envelope so that you may be represented at the Meeting.

                                                             [LOGO] Schlumberger

Schlumberger Limited
277 Park Avenue
New York, New York 10172-0266
-------------

42, rue Saint-Dominique
75007 Paris, France
-------------

Parkstraat 83
2514 JG The Hague
The Netherlands

               NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

                           To Be Held April 11, 2001

                                                                   March 7, 2001

   The Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curacao, Netherlands Antilles, on Wednesday, April 11, 2001 at 10:30 in the morning (Curacao time), for the following purposes:

1. To elect 12 directors.

2. To report on the course of business during the year ended December 31, 2000, to adopt and approve the Company's Consolidated Balance Sheet as at December 31, 2000, its Consolidated Statement of Income for the year ended December 31, 2000, and the declaration of dividends by the Board of Directors as reflected in the Company's 2000 Annual Report to Stockholders.

3. To adopt amendments to the Deed of Incorporation of the Company to:

    a. increase the authorized Common Stock from 1,000,000,000 to 1,500,000,000 shares and

    b. make other changes recommended by the Board of Directors as reflected in Exhibit B.

4. To approve adoption of the Schlumberger 2001 Stock Option Plan.

5. To approve the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the accounts of the Company for 2001.

Action will also be taken upon such other matters as may come properly before the meeting.

   The close of business on February 22, 2001 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                          JAMES L. GUNDERSON
                                                 Secretary

                                PROXY STATEMENT

                                                                   March 7, 2001

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) ("the Company") of proxies to be voted at the 2001 Annual General Meeting of Stockholders. The approximate mailing date of this proxy statement is March 7, 2001. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

     The Schlumberger 2000 Annual Report to Stockholders is included in this package as a separate document. The Company's Consolidated Balance Sheet as at December 31, 2000, its Consolidated Statement of Income for the year ended December 31, 2000 and the supplemental financial information with respect to dividends included in the Annual Report are incorporated by reference as part of this proxy soliciting material.

     The Company will bear the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $10,000 plus reasonable expenses. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to the beneficial owners.

Voting Procedure

     Each stockholder of record at the close of business on February 22, 2001 is entitled to one vote for each share registered in the stockholder's name. On
that date there were     outstanding shares of common stock of Schlumberger,
excluding     shares held in treasury.

     Fifty percent of the outstanding shares, exclusive of shares held in treasury, must be present in person or by proxy to constitute a quorum for the holding of the meeting. Abstentions and broker non-votes are counted for determining the presence of a quorum but are not counted as votes cast in the tabulation of votes on any matter brought before the meeting, except as set forth in Item 3 (Amendment to Deed of Incorporation) or as otherwise required by law or regulation.

     Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in the Netherlands Antilles and, as required by the Schlumberger Deed of Incorporation, meetings of stockholders must be held in Curacao. The enclosed proxy card is a means by which a stockholder may authorize the voting of shares at the meeting. It may be revoked at any time by written notice to the Secretary of the Company before it is voted. If it is not revoked, the shares represented will be voted in accordance with the proxy.

                           1. Election of Directors

     It is intended to fix the number of directors at 12 and to elect a Board of Directors of 12 members, each to hold office until the next Annual General Meeting of Stockholders and until a director's successor is elected and qualified or until a director's death, resignation or removal. Each of the nominees, except John Mayo, is now a director and was previously elected by the stockholders. Sir Denys Henderson, a director since 1995, is not standing for reelection. Unless instructed otherwise, the proxies will be voted for the election of the 12 nominees named below. If any nominee is unable or unwilling to serve, proxies may be voted for another person designated by the Board of Directors. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

     A majority of the votes cast is required to elect each of the nominees for director.

     The Board of Directors Recommends a Vote FOR All Nominees.

  The Board of Directors' nominees for election to the Board, together with information furnished by them with respect to their business experience, and other information regarding them, are set forth below:

                                                                                                                         Director
                                     Nominee, Age and Five-Year Business Experience                                       Since
                                     ----------------------------------------------                                      --------
DON E. ACKERMAN, 67; Private Investor since 1991........................................................................     1982
D. EUAN BAIRD, 63; Chairman and Chief Executive Officer since October 1986.(1)..........................................     1986
JOHN DEUTCH, 62; Institute Professor, Massachusetts Institute of Technology, Cambridge, Massachusetts since
 January 1997; Director of U.S. Central Intelligence May 1995 to December 1996; Deputy Secretary of Defense
 April 1994 to May 1995; Undersecretary of Defense (Acquisition and Technology) March 1993 to 1994; Director of
 Schlumberger Limited, May 1987 to 1993.(2).............................................................................     1997
VICTOR E. GRIJALVA, 62; Vice Chairman since April 1998; Executive Vice President, Oilfield Services from 1994
 to April 1998; Executive Vice President for Wireline, Testing & Anadrill from 1992 to 1994. (3)........................     1998
ANDRE LEVY-LANG, 63; Independent Investor since November 1999; Chairman of the Executive Board of Paribas,
 an international banking group, May 1998 to August 1999; Chairman of the Board of Management of Compagnie
 Financiere de Paribas from June 1990 until May 1998, Paris. (4)........................................................     1992
JOHN C. MAYO, 44; Finance Director of the General Electric Company plc, an industrial conglomerate, from
 September 1997 to November 1999 and then Finance Director of the surviving entity Marconi, plc, a global communications and IT company, since the restructuring of the General Electric Company plc was completed at the end of November 1999; Finance Director of Zeneca Group, plc, a pharmaceutical and life sciences concern,
 from May 1993 to September 1997, all in London. (5)....................................................................       --
WILLIAM T. McCORMICK, JR., 56; Chairman and Chief Executive Officer, CMS Energy Corp., a diversified energy
 company, Dearborn, Michigan.(6)........................................................................................     1990
DIDIER PRIMAT, 56; President, Primwest Holding N.V., an investment management company, Curacao, N.A.(7).................     1988
NICOLAS SEYDOUX, 61; Chairman and Chief Executive Officer, Gaumont, a French film-making enterprise,
 Paris.(7)..............................................................................................................     1982
LINDA GILLESPIE STUNTZ, 46; Partner, law firm of Stuntz, Davis & Staffier P.C., since February 1995; Partner,
 law firm of Van Ness Feldman, P.C., March 1993 to February 1995, both in Washington, D. C. (8).........................     1993
SVEN ULLRING, 65; Independent Adviser since June 2000; President and Chief Executive Officer, Det Norske
 Veritas, provider of safety, quality and reliability services to maritime, offshore and other industries from July 1985
 through May 2000, Hovik, Norway. (9)...................................................................................     1990
YOSHIHIKO WAKUMOTO, 69; Adviser to Toshiba Corporation, a technology company centered on electronics and energy, since July 1996; member of Board of Toshiba from July 1988 to June 1996; Executive Vice President of
 Toshiba, July 1992 through June 1996, with responsibility for corporate planning, group companies and
 information systems (1992 to 1995), and international affairs (1996), all in Tokyo. (10)...............................     1997

(1) Mr. Baird is a director of Scottish Power, a company which supplies gas, electricity and water services in the United Kingdom and Western United States. He is a trustee of Haven Capital Management Trust.
(2) Mr. Deutch is a director of Citigroup, a banking and insurance organization; CMS Energy Corp., a diversified energy company; Cummins Engine Company, Inc., a manufacturer of diesel engines and components; ARIAD Pharmaceuticals which is engaged in the discovery of novel pharmaceuticals; and Raytheon Corporation, an electronics manufacturer. Mr. Deutch's adult son, Paul Deutch, is employed by a unit of Schlumberger. The employment of Mr. Deutch's son was not influenced by John Deutch's position as a director of the company.
(3) Mr. Grijalva is Chairman of the Board of Directors of Transocean Sedco Forex Inc., an offshore drilling company.
(4) Mr. Levy-Lang is a director and member of the Compensation Committee of AGF, a French insurance company and a director of Dexia, a Belgian financial services company. On January 4, 1996, Mr. Levy-Lang was notified by a French judge that he was placed under official investigation ("mise en examen") as part of an ongoing inquiry regarding irregularities uncovered in the 1991 financial statements of Ciments Francais, S. A., which was at that time a subsidiary of Compagnie Financiere de Paribas.
(5) Mr. Mayo is a director of Alstom S.A., a French global company engaged in energy and transport infrastructure and a member of its audit committee.
(6) Mr. McCormick is a director of Bank One, Inc., a regional bank holding company, and Rockwell International Inc., a diversified producer of, among others, electronic, industrial automation and avionics products.
(7)  Mr. Primat and Mr. Seydoux are cousins.
(8) Mrs. Stuntz is a director of American Electric Power Company, Inc., an electric and power holding company. She is Chairman of its Finance Committee and is a member of its Executive, Directors, Nuclear Oversight and Public Policy Committees.
(9) Mr. Ullring is Chairman of the Supervisory Board of Norsk Hydro, an energy, fertilizer and metals company; Chairman of the Supervisory Board of Storebrand, an insurance company; member of the Supervisory Board of ABB Norway; and Chairman of the Board of the Foundation for Business and Sustainable Development, all in Oslo, Norway; and a member of the Board of Keppel Corporation, a real estate development, shipbuilding and telecommunications company in Singapore.
(10) Mr. Wakumoto is Vice President, part-time executive member of the Board of The Japan Foundation, a nonprofit institution funded by the Japanese Government and incorporated under a special enactment.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to persons known by the Company to be the beneficial owner of 5% or more of the Common Stock.

                                Beneficial Ownership
                                   of Common Stock
                                ---------------------
                                Number of  Percentage
Name and Address                  Shares    of Class
----------------                ---------- ---------
FMC Corp.(1)................... 37,380,502       6.6%
   82 Devonshire Street Boston
   Massachusetts 02109

--------
(1) Based on a Statement on Schedule 13G dated February 14, 2001. Such filing indicates that FMR Corp. has sole voting power with respect to 1,700,421 shares and sole dispositive power with respect to 37,380,502 shares. FMR Corp. is the parent of Fidelity Management & Research Company, investment adviser to the Fidelity group of investment companies. The filing indicates that the Common Stock was acquired in the ordinary course of business and not for the purpose of influencing control of the Company.

     The following lists the shares of Schlumberger common stock beneficially owned as of January 31, 2001 by all directors and nominees, by each of the named executive officers, and by the directors and officers as a group. Except as footnoted, each individual has sole voting and investment power over the shares listed by that individual's name. As of January 31, 2001, no nominee for director owned more than 1% of the outstanding shares of the Company's common stock, except Mr. Primat who owned 4.13%. All 24 directors and executive officers as a group owned 5.08% of the outstanding shares of the Company at January 31, 2001.

  Name                                                             Shares
  ----                                                           ----------
  Don E. Ackerman.............................................      2,000
  D. Euan Baird...............................................  2,293,504 (1)
  John Deutch.................................................      3,600 (2)
  Andrew Gould................................................    256,948 (3)
  Victor E. Grijalva..........................................    741,541 (4)
  Denys Henderson.............................................      5,000
  Andre Levy-Lang.............................................      4,000
  Clermont Matton.............................................    581,248 (5)
  John C. Mayo................................................          0
  William T. McCormick, Jr....................................     10,000
  Irwin Pfister...............................................    281,906 (6)
  Didier Primat............................................... 23,656,136 (7)
  Nicolas Seydoux.............................................    251,524 (8)
  Linda Gillespie Stuntz......................................      5,300 (9)
  Sven Ullring................................................      3,305
  Yoshihiko Wakumoto..........................................      2,000
  All directors and executive officers as a group (24 persons) 29,139,739 (10)

--------
(1) Includes 699,955 shares held in a revocable grantor trust and 1,593,549 shares which may be acquired by Mr. Baird within 60 days through the exercise of stock options.
(2) Includes 600 shares owned by Mr. Deutch's wife, as to which he disclaims beneficial ownership.
(3) Includes 221,948 shares which may be acquired by Mr. Gould within 60 days through the exercise of stock options.
(4) Includes 626,429 shares which may be acquired by Mr. Grijalva within 60 days through the exercise of stock options.
(5) Includes 571,479 shares which may be acquired by Mr. Matton within 60 days through the exercise of stock options.
(6) Includes 263,485 shares which may be acquired by Mr. Pfister within 60 days through the exercise of stock options.
(7) Includes 560,000 shares as to which Mr. Primat shares investment power, 10,396,036 shares held by Mr. Primat as Executor of the Estate of Francoise Primat as to which he has sole voting and investment power and 5,900,000 shares held for account of the minor children of Mr. Primat as to which he has joint voting and investment power.
(8) Includes 15,364 shares owned by Mr. Seydoux's wife as to which he shares voting and investment power.
(9) Includes 3,000 shares as to which Mrs. Stuntz shares voting power and 300 shares owned by a minor child in a trust for which Mrs. Stuntz serves as trustee.
(10) Includes 4,087,391 shares which may be acquired by executive officers as a group because they have the right to acquire such shares within 60 days through the exercise of stock options.

Board and Committees

     Schlumberger has an Audit, a Compensation, a Finance, a Nominating and a Technology Committee.

     The Audit Committee is comprised of four independent directors. It assists the Board in fulfilling its responsibilities to oversee the Company's financial reporting process and monitors the integrity of the Company's financial statements and the independence and performance of the Company's auditors. The Audit Committee recommends for appointment by the Board of Directors, subject to approval by the stockholders, a firm of independent certified public accountants whose duty is to examine the Schlumberger consolidated financial statements. Mrs. Stuntz is Chair of the Audit Committee, and Messrs. Levy-Lang, Primat and Ullring are the other members.

     The Compensation Committee reviews and approves the compensation of the officers of the Company, advises on compensation and benefits matters and administers the Company's stock option plans. Mr. McCormick is Chair of the Compensation Committee. Sir Denys Henderson, Messrs. Ackerman and Seydoux are the other members.

     The Finance Committee advises on various matters, including dividend and financial policies and the investment and reinvestment of funds. The Finance Committee periodically reviews the administration of the Schlumberger employee benefit plans and those of its subsidiaries. Mr. Levy-Lang is Chair of the Finance Committee and Messrs. Ackerman, Baird, Grijalva and Wakumoto are the other members.

     The Nominating Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meetings of stockholders. It may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. Mr. Seydoux is Chair of the Nominating Committee, and Mrs. Stuntz, Messrs. Baird, Deutch and McCormick are the other members. The Nominating Committee will consider nominees recommended by stockholders who may submit nominations to Chair, Nominating Committee, care of the Secretary, Schlumberger Limited, 277 Park Avenue, New York, New York 10172-0266.

     The Technology Committee advises the Board and senior management on various matters including the quality and relevance of programs dealing with scientific research, development, information and manufacturing technology and also advises on research strategy and university relationships. Mr. Deutch is Chair of the Technology Committee and Mr. Levy-Lang is also a member.

     During 2000 the Board of Directors held five meetings. The Audit Committee met four times; the Compensation Committee met four times; the Finance Committee met twice; the Nominating Committee met four times; and the Technology Committee met once. All present directors attended 100% of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served, except for Mr. Primat who attended 71% and Mr. Seydoux who attended 92% of all such meetings.

     Directors who are employees of Schlumberger do not receive compensation for serving on the Board or on committees of the Board. Board members who are not employees receive annual fees of $40,000 each and additional annual fees of $10,000 as members of each of the committees on which they serve, except that the Chair of each Committee receives an annual fee of $20,000, rather than the $10,000 annual fee for committee service.

Audit Committee Report

     The Audit Committee is comprised of four independent directors and operates under a written charter adopted annually by the Board of Directors, which is attached as Exhibit A to the Proxy Statement. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the Company's financial reporting process and monitors the integrity of the Company's financial statements and the independence and performance of the Company's auditors. In this context, we have reviewed and discussed the Company's financial statements with Company management and the independent auditors, PricewaterhouseCoopers LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

     The Company's independent auditors provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed the PricewaterhouseCoopers' independence with them.

     We have considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining PricewaterhouseCoopers' independence.

     Based on the foregoing review and discussion, and relying on the representation of Company management and the independent auditors' report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER
BOARD OF DIRECTORS

A. Levy-Lang L. Stuntz, Chair
D. Primat    S. Ullring

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation

     The following table shows the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and to the next four most highly compensated executive officers for the fiscal years ending December 31, 2000, 1999, and 1998.

                          SUMMARY COMPENSATION TABLE


                                                                  Long Term
                                                                Compensation
                                                               ---------------
                                       Annual Compensation         Awards
                                    -------------------------- ---------------
                                                                 Securities            All
                                                                 Underlying           Other
Name and Principal Position    Year Salary ($)(1) Bonus ($)(1) Options (#) (3) Compensation ($) (4)
---------------------------    ---- ----------    ------------ --------------- --------------------
D. E. Baird................... 2000  1,500,000       1,500,000               0              175,000
  Chairman and                 1999  1,500,000       1,000,000               0              105,000
  Chief Executive Officer      1998  1,500,000         600,000               0              270,000
---------------------------------------------------------------------------------------------------
A. Gould...................... 2000    507,900(2)      567,200         200,000               53,922
  Executive Vice President,    1999    589,102         310,915          54,950               36,691
  Oilfield Services            1998    499,154         152,284          43,960               63,198
---------------------------------------------------------------------------------------------------
C. Matton..................... 2000    409,142(2)      507,900               0               29,141
  Executive Vice President     1999    474,554          75,929               0               20,712
  Resource Management Systems  1998    490,694         122,673               0               62,313
---------------------------------------------------------------------------------------------------
V. Grijalva................... 2000    400,000         300,000               0               57,400
  Vice Chairman                1999    800,000         420,000               0               52,000
                               1998    800,000         240,000               0              112,500
---------------------------------------------------------------------------------------------------
I. Pfister.................... 2000    500,000         150,000         100,000               44,800
  Executive Vice President     1999    500,000         290,000          54,949               39,719
  Test & Transactions          1998    500,000         150,000               0               72,000
---------------------------------------------------------------------------------------------------

 (1) Salary and bonus amounts include cash compensation earned and received and any amounts deferred under the Schlumberger Restoration Savings Plan.
 (2) Mr. Gould's salary and Mr. Matton's salary and bonus were paid in French francs.
 (3) The Company has granted no stock appreciation rights or restricted stock.
 (4) The 1999 amounts disclosed in this column include:
       (a) Company contributions to Schlumberger Profit Sharing Plans
       (b) Company unfunded credits to the Schlumberger Supplementary Benefit
           Plan
       (c) Company unfunded matching credits to the Schlumberger Restoration Savings Plan

                                    (a)($) (b)($) (c)($)
                                    ------ ------ ------
                       Mr. Baird... 11,900 93,200 69,900
                       Mr. Gould... 53,922    N/A    N/A
                       Mr. Matton.. 29,141    N/A    N/A
                       Mr. Grijalva 11,900 26,000 19,500
                       Mr. Pfister. 11,900 18,800 14,100

     The Company's matching credits under the Schlumberger Restoration Savings Plan are vested one-third at three years of service, two-thirds at four years, fully at five years or upon reaching the earliest of age 60, death or change of control. The amounts credited under the Schlumberger Restoration Savings Plan will be paid upon termination or retirement, death, disability, or change in control.

Stock Option Grants Table

     The following table sets forth certain information concerning options granted during 2000 to the Chief Executive Officer and the next four most highly compensated executive officers. Shown are hypothetical gains that could be realized for the respective options, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the ten-year term of the options. Any amount realized upon exercise of the options will depend upon the market price of Schlumberger common stock at the time the option is exercised relative to the exercise price of the option. There is no assurance that the amounts reflected in this table will be realized.

                       Option Grants in Last Fiscal Year

                              Individual Grants
            -----------------------------------------------------
                                                                   Potential Realizable
                                                                     Value at Assumed
                                % of Total                        Annual Rates of Stock
                Number of        Options                          Price Appreciation for
                Securities      Granted to   Exercise                  Option Term
            Underlying Options Employees in   Price    Expiration ----------------------
Name         Granted (#) (1)   Fiscal Year  ($/SH) (2)    Date       5%($)      10%($)
----        ------------------ ------------ ---------- ---------- ----------  ----------
D. E. Baird                  0           --         --         --          --         --
A. Gould...            200,000         3.54     82.282   10/19/10  10,349,342 26,227,263
C. Matton..                  0           --         --         --          --         --
V. Grijalva                  0           --         --         --          --         --
I. Pfister.            100,000         1.77     82.282   10/19/10   5,174,671 13,113,632

--------
(1) The Company has not granted any stock appreciation rights. Options become exercisable in installments of 20% each year following the date of grant. All outstanding stock options become fully exercisable prior to liquidation or dissolution of the Company or prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation unless such merger, reorganization or consolidation provides for the assumption of such stock options.
(2) The exercise price of the options is equal to the average of the high and the low per share prices of the common stock on the options' dates of grant and may be paid in cash or by tendering shares of common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of common stock.

Stock Option Exercises and
December 31, 2000 Stock Option Value Table

     The following table shows certain information concerning options exercised during 2000 by the Chief Executive Officer and by the next four most highly compensated executive officers and the number and value of unexercised options at December 31, 2000. Schlumberger has not granted stock appreciation rights. The values of unexercised in-the-money stock options at December 31, 2000 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of Schlumberger common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                          Number of Securities  Value of Unexercised
                                         Underlying Unexercised In-The-Money Options
               Shares                    Options at FY-End (#)   at FY-End ($) (2)
             Acquired on  Value Realized      Exercisable/          Exercisable/
Name        Exercises (#)    ($) (1)         Unexercisable         Unexercisable
----        ------------- -------------- ---------------------- --------------------
D. E. Baird             0             --             1,527,609/          62,816,916/
                                                        285,740            3,246,226
A. Gould...        55,000      2,558,734               197,770/           7,211,896/
                                                        309,900            2,419,602
C. Matton..             0             --               527,519/          25,499,471/
                                                         65,940            2,164,151
V. Grijalva       131,880      5,216,909               582,469/          23,209,577/
                                                        131,880            2,164,151
I. Pfister.        39,837      1,986,289               230,516/           7,344,372/
                                                        220,887            2,624,820

--------
(1) Market value of stock on date of exercise less exercise price.
(2) Closing price of stock on December 31, 2000 ($79.94) less exercise price.

Pension Plans

     Schlumberger and certain of its subsidiaries maintain pension plans for employees, including executive officers, providing for lifetime pensions upon retirement after a specified number of years of service. Employees may participate in one or more pension plans in the course of their careers with the Company or its subsidiaries, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded on an actuarial basis through cash contributions made by the Company or its subsidiaries. Certain of the plans also permit or require contributions by employees.

     Benefits under the international staff pension plans of the Company and certain of its subsidiaries are based on a participant's pensionable salary (generally, base salary plus incentive) for each year in which the employee participates in the plans and the employee's length of service with the Company or the subsidiary. Since January 1, 1993, the benefit earned has been 3.2% of pensionable salary for each year of service. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement. Estimated annual benefits from these plans payable upon retirement are: $37,052 for Mr. Baird; $360,593 for Mr. Gould, $155,191 for Mr. Matton and $62,796 for Mr. Grijalva, assuming pensionable salary continues at the December 31, 2000 level for Mr. Gould and Mr. Matton.

     Benefits under the U.S. tax qualified pension plans of the Company and certain of its subsidiaries are based on an employee's admissible compensation (generally, base salary plus incentive) for each year in which an employee participates in the U.S. plans and the employee's length of service with the Company or the subsidiary. From January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee's completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. The Company has adopted a supplementary benefit plan for eligible employees, including executive officers. Amounts under the supplementary plan are accrued under an unfunded arrangement to pay each individual the additional amount which would have been payable under the plans if the amount had not been subject to limitations imposed by law on maximum annual benefit payments and on annual compensation recognized to compute plan benefits. Estimated annual benefits from the plans payable upon retirement are: $17,657 for Mr. Gould and $97,891 for Mr. Matton, and, assuming admissible compensation continues at the December 31, 2000 levels, estimated annual benefits payable from the U.S. plans and the supplementary benefit plan are: $698,295 for Mr. Baird; $293,520 for Mr. Grijalva, and $172,765 for Mr. Pfister.

Corporate Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Schlumberger common stock, assuming reinvestment of dividends on the last day of the month of payment into common stock of Schlumberger, with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Value Line's Oilfield Services Industry Group over the preceding five-year period. The following graph is presented pursuant to Securities and Exchange Commission rules. Schlumberger believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Schlumberger executive compensation program is based on financial and strategic results and the other factors set forth and discussed in the Compensation Committee Report beginning on page 12.

                                    [CHART]

Schlumerger Ltd.S&P 500 Value line Oilfield Services Industry Index

12/31/95        $100    $100    $100

12/31/96        147     123     155

12/31/97        239     164     240

12/31/98        140     211     116

12/31/99        191     255     171

12/31/00        274     232     239




     Assumes $100 invested on December 31, 1995 in Schlumberger Limited stock, in the S&P 500 Index and in Value Line's 2000 Oilfield Services Industry Index. Reflects reinvestment of dividends on the last day of the month of payment and annual reweighting of the Industry Peer Index portfolio.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board is composed entirely of outside Directors who review and approve compensation programs applicable to executive officers. Specific awards for these officers are approved by the Committee.

     Three programs continue to provide the core compensation vehicles for executive officers:

             -- Base Salaries
             -- Annual Cash Incentive Awards
             -- Stock Option Grants

     Base salaries are reviewed annually for competitiveness against a data base of comparator company information provided by outside compensation consultants. The approximately 50 companies in the data base are from broad industry segments in which Schlumberger competes to provide integrated solutions for oilfield, high tech, manufacturing, utility and energy service businesses. The companies in the data base change slightly from year to year due to mergers and acquisitions as well as the normal movement of companies into and out of the data base at their own volition. The same companies used for executive officer base salary ranges are used for professional and managerial employees of Schlumberger throughout the world.

     The comparator companies used for compensation purposes are different from those in the Corporate Performance Graph (the Value Line Oilfield Services Industry Index). The Value Line companies do not constitute a source of recruits nor do they reflect all the industry segments in which Schlumberger operates.

     While executive officer base salaries are reviewed annually to analyze their position versus the competitive market, they are adjusted less frequently. Except for significant changes in responsibility, an executive officer's base salary may be increased every three to five years and then by a significant amount. This has allowed the Company to focus primarily on variable compensation during periods of low inflation.

     Consistent with this policy, there were no base salary increases in 2000 for the named executive officers.

     Annual cash incentive awards for each executive officer are payable early in the calendar (fiscal) year and reflect performance against targets or objectives established early in the preceding year.

     For executive officers incentive awards are calculated as a percentage of the base salary paid for the completed calendar year. The percentage varies among executive officer positions to reflect the differing levels of potential impact on Company results. For 2000, the incentive award ranges were:

             -- 0 to 100% for Mr. Baird
             -- 0 to 100% for Messrs. Gould, Matton and Pfister

With exceptional results, the incentive ranges can be exceeded.

     One half of the incentive for each executive officer is a function of performance against financial targets for the Company or the business sector for which the executive officer is responsible. In 2000, the Company objectives were based on earnings goals; the business sector target was net income for that sector.

     The second half of the incentive relates to performance against various objectives of each executive officer. Objectives may be strategic or personal and may relate solely to the completed fiscal year or be interim measures against longer-term objectives. Achievement against objectives is determined subjectively.

     The strong overall performance of the Company in 2000 and of the oilfield services sector in particular, resulted in an incentive award that places Mr. Gould at an appropriately high level of total cash compensation in the comparator market. The scope of Mr. Grijalva's responsibilities and compensation structure were changed in 2000 to align his reward to his contributions. Mr. Grijalva's results were based in particular on his role in analyzing strategic acquisitions, management of Communications and Investor Relations and the coordination of Quality, Health, Safety and Environment functions for Schlumberger. Mr. Matton's results were based on Resource Management Services, including the integration of two recent acquisitions, CellNet and Convergent. Mr. Matton's total cash compensation is in the third quartile of the comparator market. Mr. Pfister's results were based on the reorganized Test & Transactions Group, which includes Smart Cards, Network Solutions, e-Transactions and Semiconductor Solutions. Mr. Pfister's total cash compensation is in the second quartile of the comparator market.

     Stock option grants were awarded in 2000 on a general basis throughout Schlumberger to professional, managerial and technical employees deemed eligible for consideration. Such reviews are conducted every 18 months to two years. Grants are awarded on an entirely discretionary basis to individuals demonstrating exceptional performance in their current positions as well as the likelihood of continuing high quality performance in the future. In addition, grants typically are awarded between general reviews to recognize promotions, substantial changes in responsibility and significant individual or team achievements. The 2000 grants emphasized high potential employees early in their careers with Schlumberger.

     Of the named executive officers, Messrs. Gould and Pfister were awarded stock option grants in 2000.

     The stock option grants awarded by the Company are uniform in their terms for executive officers as well as all other optionees - 10-year term, vesting in 20% steps at the first through fifth anniversary of grant date, and option price equal to fair market value on date of grant.

     The Company does not utilize below-market options, stock appreciation rights, phantom stock, restricted stock, performance units or reload options.
Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual. The Committee does not believe that the cash compensation payable in excess of this amount for fiscal year 2000 will result in any material loss of tax deduction. Therefore, the Committee has elected not to follow the provisions of Section 162(m) with regard to cash compensation. The Company's stock option plans are believed to be in compliance with the provisions of Section 162(m).

Bases for the Compensation of the Chief Executive Officer

     As in past years, the same companies used for comparison purposes to review base salaries of other executive officers (and managerial employees throughout Schlumberger) are analyzed to review the base salary of the Chief Executive Officer. The approximately 50 companies in the data base are from broad industry segments in which Schlumberger competes to provide integrated solutions for oilfield, high tech, manufacturing, utility and energy service businesses.

     The Chief Executive Officer's salary remained at $1,500,000 during 2000.

     The cash incentive range for Mr. Baird was 100% of base salary in 2000. One-half of this award was measured against targeted earnings per share for the Company. These targets were fully achieved, so payment on this half of the incentive award is in proportion to the results.

     The second half of the award reflects the Committee's positive evaluation of Mr. Baird's performance against strategic objectives established early in 2000 for the calendar year. These objectives were a combination of market growth, acquisitions and organizational changes. Disclosure of specific measures applied to evaluate achievement of Mr. Baird's objectives could adversely affect the Company's competitive position.

     The total cash incentive awarded Mr. Baird for 2000 performance was $1,500,000. In combination with base salary, this places him in the top quartile of comparator market data.

     Mr. Baird has no employment agreement with the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Don E. Ackerman William T. McCormick, Jr., Chair
Denys Henderson Nicolas Seydoux

                            2. Financial Statements

     The Company's Consolidated Balance Sheet as at December 31, 2000, its Consolidated Statement of Income for the year ended December 31, 2000, as audited by PricewaterhouseCoopers LLP, and the amount of dividends declared by the Board of Directors during 2000 are submitted to the stockholders pursuant to the Schlumberger Deed of Incorporation.

     A majority of the votes cast is required for the adoption and approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the 2000 Annual Report to Stockholders.

     The Board of Directors Recommends a Vote FOR Item 2.

                     3. Amendment to Deed of Incorporation

     The Board of Directors has approved and recommended for submission to the stockholders an amendment in full of the Company's Deed of Incorporation. A copy of the Deed of Incorporation, as proposed to be amended, is set forth as Exhibit B to this Proxy Statement, and reference is made to that exhibit for the complete text of its provisions. The following summarizes the principal changes to be effected by the proposed amendment in full:

     The authorized Common Stock of the Company would be increased from its present 1,000,000,000 shares to 1,500,000,000 shares of U.S.$0.01 each. The authorized Common Stock of the Company was last increased in 1997, when the shareholders voted to increase the authorized shares of Common Stock to 1,000,000,000 from 500,000,000. After that increase, the Company effected a 2-for-1 split of the Common Stock. The Board of Directors believes that there should be a sufficient number of authorized but unissued shares of Common Stock available for issue from time to time to enable the Board of Directors to authorize the issuance of additional shares without necessarily requiring an amendment to the Deed of Incorporation at the time of such action. As of January 31, 2001, there were 573,045,851 shares of Common Stock issued and outstanding, and another 41,442,028 shares were reserved for issuance pursuant to the Company's stock option and stock purchase plans. If the amendment to the Deed of Incorporation is adopted and the authorized Common Stock is accordingly increased to 1,500,000,000 shares, the Board of Directors would not anticipate obtaining further shareholder approval prior to issuing any of the newly authorized shares, unless required by the Deed of Incorporation, Netherlands Antilles law or rules of the New York Stock Exchange.

     The amendment to increase the authorized Common Stock will be voted on as a separate Item 3(a) on the proxy card, while the amendment in full to make all other changes to the Deed of Incorporation will be voted on as Item 3(b).

     In accordance with Netherlands Antilles law, the Company's formal legal name is "Schlumberger N.V.", and the current Deed of Incorporation allows the use of the name "Schlumberger Limited" in "transactions with foreign countries." For clarity and to avoid any issue with respect to the scope of this provision, the permitted uses of the name "Schlumberger Limited" would be expanded to allow for its use for any purpose outside the Netherlands Antilles. This change is designed to enable the use of the "Schlumberger Limited" in the widest circumstances.

     The objects (or purposes) article of the Deed of Incorporation would be amended to clarify the scope of activities that can be conducted by the Company, which would specifically include the power to design, develop, produce and supply technology, services, products and systems and to, throughout the world, engage in any business or activity related thereto, together with broad powers to invest, manage, trade, borrow, lend and undertake research and development. Although the objects article in the current Deed of Incorporation is very broad, the Board of Directors believes that the more explicit statement will clarify the Company's authority to act and will facilitate meeting various legal requirements in connection with future transactions.

     A number of changes contained in the proposed amended Deed of Incorporation would clarify or modify the authority of the Board of Directors with respect to a variety of matters relating to the management of the Company. For example, the Board of Directors would be given the express authority to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves either in cash, property (including securities) or in shares of the Company without the prior approval of the general meeting of shareholders. This clarification will remove any existing legal uncertainty as to the Board's power by confirming that the Board of Directors has the ability to effect this type of transaction on a basis similar to that governing a U.S. corporation.

     The Deed of Incorporation currently allows the Board of Directors to act without the holding of a meeting if all directors sign a consent to the action to be acted on by the Board of Directors. The proposed amendments would expand this power to allow action by a written consent signed by three-fourths of the directors if all commercially reasonable efforts to reach all the remaining directors have been taken.

     The Deed of Incorporation as amended would provide that the Chairman and the Vice Chairman, if any, would be chosen from among the Board of Directors, but the other officers of the Company would not be required to be members of the Board of Directors. In particular, the requirement that the President be a director of the Company would be deleted.

     The proposed amended Deed of Incorporation would also confirm and clarify the authority allowed under Netherlands Antilles law to the Board of Directors to issue shares, options, warrants or rights to purchase or subscribe for shares.

     The Deed of Incorporation currently gives the Company broad power to indemnify directors, officers, employees and agents from various liabilities. The indemnification provisions of the current Deed of Incorporation are based on the relevant provisions of Delaware corporate law (as they existed when these provisions were added to the current Deed of Incorporation). The proposed amendments would make this permissive indemnification mandatory in certain cases. In particular, the Company would be required to indemnify former and present directors and officers upon a change in control of the Company. The Company believes that this change will assist the Company in its efforts to attract and retain key personnel by eliminating the concern that they could lose their rights to indemnification in the event of a change in control. In addition, various technical drafting changes would be made, many of which reflect recent changes to Delaware corporate law.

     In addition, a number of technical or procedural changes would be made to the Deed of Incorporation to clarify current authority, to conform the Deed of Incorporation to the Company's current practices or to provisions that have become more common in U.S. and other significant commercial jurisdictions, and to cure omissions or ambiguities that may exist in existing provisions. For example:

    . The Board of Directors would be required to prepare a balance sheet and profit and loss account for submission to and adoption by the shareholders within eight months of the fiscal year end and would be authorized to allocate a portion of profits to retained earnings reserve.
    . In the event of a conflict of interest between the Company and one or more directors, the Company would be represented or would act as determined from time to time by the Board of Directors in order to eliminate any appearance of apparent conflicts.

    . The permissible locations for shareholder meetings would be expanded to include islands of the Netherlands Antilles other than Curacao. (Netherlands Antilles law requires shareholders meetings to be held within the Netherlands Antilles.)
    . Provisions for a transfer register for the Common Stock and the appointment of a registrar to record any transfers of Common Stock would be made express in the Deed of Incorporation.
    . The maximum advance notice period for shareholder meetings and record dates for shareholder voting and action by consent and for dividends would be extended from 50 to 60 days. The method of giving notice would be expanded to allow email and other forms of electronic transmission if consented to by the person receiving notice.
    . The current restriction that directors, officers and other employees are not eligible to act as a proxy at shareholder meetings would be deleted to avoid the need to use third parties as proxies at shareholder meetings.
    . Shareholders voting to abstain would be counted as present in determining the existence of a quorum, but would not be counted as a vote for or against in determining passage of any shareholder resolution.

     The following resolutions, which will be presented to the Annual General Meeting of Stockholders, will adopt the proposed amendments to the Deed of Incorporation of the Company:

        RESOLVED, that the amendment to Section 1 of Article 4 of the Deed of Incorporation of the Company be, and it hereby is, adopted to increase the authorized Common Stock from one billion (1,000,000,000) to one billion five hundred million (1,500,000,000) shares as set forth in Exhibit B to the Company's Proxy Statement dated March 7, 2001; and further

        RESOLVED, that the remainder of the Deed of Incorporation of the Company be, and it hereby is, adopted to read in its entirety as set forth in Exhibit B to the Company's Proxy Statement dated March 7, 2001.

     In connection with the foregoing resolutions a vote in favor will include a power of attorney to each lawyer of Smeets, Thesseling, Van Bokhorst, Netherlands Antilles counsel to the Company, to file the amendment with the Netherlands Antilles Minister of Justice, to make such changes as may be required by such Minister and to execute the notarial deed of amendment effectuating the foregoing amendments.

     The affirmative vote of a majority of the Company's shares outstanding and entitled to vote is required for the adoption of the foregoing resolutions. Accordingly, abstentions and broker non-votes will have the same effect as no votes.

     The Board of Directors Recommends a Vote FOR Items 3(a) and 3(b).

              4. Adoption of Schlumberger 2001 Stock Option Plan

     On February 16, 2001, the Board adopted, subject to stockholder approval, the Schlumberger 2001 Stock Option Plan (the "2001 Plan"). The Board's approval of the Plan followed a review and evaluation of the Company's existing plans by the Compensation Committee of the Board (the "Committee").

Status of Existing Plans as of January 31, 2001

     Under the Schlumberger 1989 Stock Incentive Plan (under which no further options can be granted), 6,038,065 shares of Common Stock are reserved for issuance in respect of outstanding options. Under the Schlumberger 1994 Stock Option Plan (the "1994 Plan"), 19,078,321 shares are reserved for issuance in respect of outstanding options and 4,804 shares are reserved for future grants. Under the Schlumberger 1998 Stock Option Plan (the "1998 Plan"), 5,333,250 shares are reserved for issuance in respect of outstanding options and 6,666,750 shares are reserved for future grants. All these existing option plans were approved by Schlumberger stockholders.

Summary of the 2001 Plan

     In structuring the 2001 Plan, the Committee sought to provide incentives which link the interests of key employees with the long term growth of the Company and the interests of the Company's stockholders through the ownership and performance of the Company's Common Stock and to respond to applicable tax laws, accounting rules and securities regulations. The 2001 Plan is set forth in Exhibit C to this Proxy Statement and reference is made to such Exhibit for a complete statement of its terms and provisions.

     The 2001 Plan is administered by the Committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) (hereinafter collectively referred to as "Stock Options") to employees of the Company or its subsidiaries who are executive, administrative, professional or technical personnel with responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries (approximately 6,250 of whom are optionees as of January 31, 2001).

     Subject to certain limitations specified in the 2001 Plan, the Committee has discretion to determine the terms and conditions upon which such Stock Options may be exercisable. No member of the Committee, no director of the Company who is not also an employee nor any person who owns directly or indirectly stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any subsidiary is eligible to receive Stock Options under the 2001 Plan. Members of the Committee shall be subject to the requirements for Non-Employee Directors as defined in Rule 16b-3 under the United States Securities Exchange Act of 1934 (the "Exchange Act"), as it may be amended from time to time. No Stock Options may be granted under the 2001 Plan after February 16, 2011. All outstanding Stock Options become fully exercisable prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation or prior to liquidation or dissolution of the Company, unless such merger, reorganization or consolidation provides for the assumption of such Stock Options.

     The 2001 Plan provides that an aggregate of 9,000,000 shares of Common Stock, par value $0.01 per share, of the Company shall be subject to the 2001 Plan. The shares subject to the 2001 Plan consist of authorized and unissued shares or previously issued shares reacquired and held by the Company and any subsidiary. Should any Stock Option under the 2001 Plan expire or be terminated prior to its exercise in full and prior to the termination of the 2001 Plan, the shares subject to such Stock Option shall be available for further grants under the 2001 Plan. To date, no stock options have been granted under the 2001 Plan.

     Stock Options under the 2001 Plan give the optionee the right to purchase a number of shares of the Company's Common Stock at future dates within 10 years of the date of grant. In order to satisfy the requirements of Section 162(m) of the Code, no optionee may be granted options to purchase more than 500,000 shares during the life of the 2001 Plan. The exercise price may be the fair market value of the stock (as defined in the 2001 Plan) on the date of grant, or such other price as the Committee may determine, but not less than 100% of such fair market value. After it is granted, no Stock Option may be amended to decrease the purchase price and no Stock Option may be granted with a purchase price lower than the purchase price of an outstanding Stock Option if the Stock Option is granted in substitution for an outstanding Stock Option. The purchase price to be paid upon exercise of the option may be paid, subject to such rules, procedures and restrictions as the Committee may prescribe from time to time (i) in cash or by certified check; (ii) by the delivery of shares of the Company's Common Stock with a fair market value at the time of exercise equal to the total option price; or (iii) by a combination of the preceding methods. At the election of the optionee and subject to such rules, procedures and restrictions as the Committee may prescribe, withholding obligations may be satisfied through the surrender of shares of Common Stock to which the optionee is otherwise entitled. The fair market value of a share of Common Stock on a particular date is defined as the mean between the highest and lowest sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations as reported for that date or, if there have been no such reported prices for that date, the mean of the reported prices on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the Common Stock traded. On January 31, 2001, the closing sale price of the Company's Common Stock on the New York Stock Exchange Composite Tape was $75.975.

     The 2001 Plan permits an optionee to exercise an outstanding option after termination of employment during the three months after such termination, unless the optionee's employment is terminated for cause (as determined by the Committee), without the consent of the Company or due to retirement. If the optionee terminates employment due to retirement (within the meaning of any prevailing pension plan in which the optionee participates), the exercise period of an outstanding option shall continue for 60 months. If an optionee dies with outstanding options that were exercisable on the date of his death, the optionee's legal representatives have five years from the date of his death (of, if earlier, from the date of his termination of employment other than for retirement) to exercise the outstanding options. In any instance, however, such option may be exercised only to the extent that the option was exercisable on the date of termination and in no event beyond the original term of the option. The Committee may in its discretion cause an option to be forfeited if, at any time within the five years after termination of employment due to retirement or within one year after any other termination of employment, the holder of such option engages in "detrimental activity" as defined in Section 5(c)(iv)(D) of the 2001 Plan.

     The Board is authorized to amend or terminate the 2001 Plan. Stockholder approval will be required for a plan amendment only if and to the extent (i) such approval is required to meet the requirements of Code Section 422 or (ii) the amendment would permit the decrease of the exercise price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower exercise price in exchange for such Stock Option. Section 422 of the Code currently requires stockholder approval of a plan amendment with respect to incentive stock options that would
(a) change the number of shares subject to the plan or (b) change the class of employees eligible to participate in the plan.

U.S. Federal Income Tax Consequences

     The following discussion of tax considerations relates only to U.S. federal income tax matters. The discussion assumes that optionees are fully subject to U.S. federal income tax on the basis of U.S. citizenship or residency. Moreover, the discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of an optionee.

     Some of the options issued under the 2001 Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code, while other options granted under the 2001 Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. Under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as the Company, is entitled to deductions only to the extent allocable to "effectively connected income" which is subject to U.S. federal income tax. Based on the provisions of the 2001 Plan, the Company expects that the 2001 Plan will comply with the requirements of Section 162(m) of the Code, provided that the Committee is comprised solely of "Outside Directors" as defined in Section 162(m) of the Code.

     Except with respect to death, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options.

     A majority of the votes cast is required for the approval of the 2001
Plan.

     The Board of Directors Recommends a Vote FOR Item 4.

                          5. Appointment of Auditors

     PricewaterhouseCoopers LLP have been selected by the Board of Directors as independent public accountants to audit the accounts of the Company for the year 2001. The Schlumberger by-laws provide that the selection of auditors is subject to approval by the stockholders, and a majority of the votes cast is required for such approval. A representative of PricewaterhouseCoopers LLP will attend the 2001 Annual General Meeting and will have the opportunity to make a statement and respond to questions.

     Fees Paid to PricewaterhouseCoopers LLP

     PricewaterhouseCoopers LLP has billed the Company and its subsidiaries fees and out-of-pocket expenses as set forth in the table below for (i) the audit of the Company's 2000 annual financial statements and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2000 and (iii) all other services rendered in 2000.

                            Financial Information
                             Systems Design and
                 Audit Fees    Implementation     All Other Fees
                 ---------- --------------------- --------------
Fiscal year 2000 $4,707,000            $2,010,000     $6,144,000

     Software in the amount of $231,000 was acquired by PricewaterhouseCoopers LLP from third party software vendors and resold to Schlumberger. This amount is included in the caption, "Financial Information Systems Design and Implementation" shown above.

     The Board of Directors Recommends a Vote FOR Item 5.

Stockholder Proposals for 2002 Annual General Meeting

     In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2002 Annual General Meeting of Stockholders, written proposals must be received by the Secretary of the Company, 277 Park Avenue, New York, New York 10172-0266, no later than November 7, 2001. Pursuant to the rules under the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2002 Annual General Meeting if the stockholder making the proposal has not given notice to the Company by January 23, 2002.

Other Matters

     Stockholders may obtain a copy of Form 10-K filed with the United States Securities and Exchange Commission without charge by writing to the Secretary of the Company at 277 Park Avenue, New York, New York 10172-0266.

     The Board of Directors knows of no other matter to be presented at the Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

     Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                          By order of the Board of Directors,

                                                   James L. Gunderson
                                                        Secretary

New York, N.Y.
March 7, 2001

                                                                       Exhibit A

                            AUDIT COMMITTEE CHARTER

The Board of Directors shall annually appoint an Audit Committee consisting of at least three directors who have no relationship with the Company that might interfere with their independence from the Company and its management. The members of the Audit Committee shall meet the applicable independence requirements of the New York Stock Exchange and shall be directors who the Board has determined to be financially literate at the time of appointment or within a reasonable period after appointment to the Audit Committee. At least one member of the Audit Committee shall be a director who the Board has determined has appropriate accounting or related financial management expertise.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the Company's financial reporting process, including review of the Company's accounting practices, internal accounting controls, the scope of the annual audit, and the auditors' findings and recommendations, as well as monitoring the integrity of the Company's financial statements and the independence and performance of the Company's auditors. In carrying out its responsibility, the Audit Committee is not providing any special assurance as to the Company's financial statements.

The Audit Committee shall meet as often as it deems appropriate and shall annually propose to the Board of Directors the appointment of independent auditors, subject to shareholder approval, and reassess the adequacy of this Charter and submit it to the Board of Directors for approval. The independent auditors shall be accountable to the Board of Directors and the Audit Committee. The Audit Committee shall keep minutes of its proceedings and report regularly to the Board of Directors.

The Audit Committee shall determine whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the U.S. Securities and Exchange Commission. The Audit Committee shall base its determination on a review and discussion of the financial statements with Company management and the independent auditors, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (regarding conduct of the audit) and Independence Standards Board Standard No.1 (regarding independence).

The Audit Committee shall have unrestricted access to the independent auditors, the Company's internal audit department and other Company personnel, and shall have authority to retain legal, accounting or other consultants. The Audit Committee shall ensure that the independent auditors periodically submit a formal written statement delineating all relevant relationships with the Company and shall review and discuss disclosed relationships or services that may impact the auditors' objectivity and independence. Where appropriate, the Audit Committee shall recommend that the Board of Directors take action in response to the disclosures to satisfy itself of the independence of the Company's auditors.

                                                                       Exhibit B
                                   PROPOSED
                       ARTICLES OF INCORPORATION OF THE
                      CORPORATION WITH LIMITED LIABILITY
                               SCHLUMBERGER N.V.

                               NAME AND DOMICILE
                                   Article 1
1.1. The Company shall bear the name: SCHLUMBERGER N.V.
1.2. Abroad and in transactions with foreign entities, persons or organizations, the name SCHLUMBERGER LIMITED may be used.
1.3. The Company is established in Curacao.
1.4. The Company may change its place of domicile in accordance with the Netherlands Antilles Ordinance on Transfer of Domicile to Third Countries pursuant to a resolution of the Board of Directors.

                                    OBJECTS
                                   Article 2
2.1. The objects of the Company are:
(a) to design, develop, produce and supply technology, services, products and systems and to, throughout the world, engage in any business or activity related thereto;
(b) to enter into and carry on any mercantile business in any country and to receive by assignment or purchase or to otherwise acquire any accounts receivable, bank accounts, securities, bills of exchange, notes, bonds, letters of credit, stocks or other instruments of value or documents of title in any country and to collect and hold the proceeds thereof;
(c) to invest its assets in securities, including shares and other certificates of participation and bonds, debentures or notes, as well as other claims for interest bearing or non-interest baring debts, however denominated, and in certificates, receipts, options, warrants or other instruments representing rights to receive, purchase or subscribe for securities or evidencing or representing any other rights or interest therein in any and all forms, as well as derivatives and commodities;
(d) to borrow money and to issue evidences of indebtedness therefor, as well as to lend money;
(e) to undertake, conduct, assist, promote or engage in any scientific, technical or business research and development;
(f) to organize and to own, directly or indirectly, and to operate, under the laws of any state or other government, domestic or foreign, corporations and other organizations, companies, undertakings, entities, trusts, other arrangements or persons; to subscribe for any such corporation, organization, company, undertaking, entity, trust, other arrangement or person; and to dissolve, liquidate, wind up, reorganize, merge or consolidate any such corporation, organization, company, undertaking, entity, trust, other arrangement or person;
(g) to obtain income from the disposition or grant of rights to use copyrights, patents, designs, secret processes and formulae, trademarks and other analogous property, from royalties (including rentals) for the use of industrial, commercial or scientific equipment, and from compensation or other consideration received for technical assistance or services;
(h) to establish, participate in and manage limited liability and other corporations, organizations, companies, undertakings, entities, trusts, other arrangements or persons of every kind or nature whatsoever, and to engage in industry and trade;
(i) to guarantee or otherwise secure, and to transfer ownership, to mortgage, to pledge or otherwise to encumber assets as security for, and otherwise take action to support, the obligations of the Company and the obligations of other corporations, organizations, companies, undertakings entities, trusts, other arrangements or persons, with or without consideration;

(j)  to place in trust all or any of its properties, including securities.
2.2. The Company is entitled to do all that in any way may be useful or necessary for the attainment of the above objects or that is connected therewith in the widest sense.

                                   DURATION
                                   Article 3
The Company shall have perpetual existence.

                              CAPITAL AND SHARES
                                   Article 4
4.1. The authorized capital of the Company shall be SEVENTEEN MILLION UNITED STATES DOLLARS (US$17,000,000.-), divided into (a) one billion five hundred million (1,500,000,000) shares of common stock of the par value of One United States Cent (US$0.01) per share and (b) two hundred million (200,000,000) shares of preferred stock of the par value of One United States Cent (US$0.01) per share, which may be issued in different series. Shares of common stock may be referred to as "common shares" and shares of preferred stock may be referred to as "preferred shares". The common shares and the preferred shares, if any, may sometimes be referred to herein as the "shares". Holders of common shares and preferred shares may sometimes be referred to as the "shareholders".
4.2. Common shares representing more than twenty percent (20%) of the authorized capital of the Company have been duly issued and fully paid.
4.3. Common shares, options to purchase or subscribe for common shares and warrants or rights to subscribe for common shares, shall be issued at such times, under such conditions and for such consideration, not less than the par value per share in the case of the issuance of such share, as may be determined from time to time by the Board of Directors.
4.4. With respect to the issuance of shares, options, warrants or rights to purchase or subscribe for shares the Board of Directors may enter into and conclude agreements without necessity of any action by the general meeting of shareholders:
     a. imposing special obligations upon the Company in connection with the purchase of or subscription for shares;
     b. concerning the issue of shares on a basis other than that on which participation in the Company is open to the public; or
     c. providing for the payment for shares by means other than by legal tender of the Netherlands Antilles.
4.5. Subject to the provisions of this Article, preferred shares may be issued from time to time in one or more series on such terms and conditions as may be determined by the Board of Directors by the affirmative vote of at least three-fourths of the members of the Board of Directors, after considering the interests of the holders of common shares, for consideration not less than the par value thereof and not less than fair value taking into account the terms and conditions for the issuance thereof and the relative voting, dividend and liquidation rights of such preferred shares.
4.6. Prior to the issuance of any series of preferred shares, the Board of Directors shall specify:
     a. the distinctive designation of such series and the number of preferred shares to constitute such series;
     b. the annual dividend rate with respect to shares of such series, which shall be based on the consideration paid on issuance of such shares and which may be a fixed rate or a rate that fluctuates on dividend adjustment dates set under a formula or procedure determined by the Board of Directors prior to issuance, subject, in all cases, to the following limitations:
           (1) the annual dividend rate shall not exceed the greater of (A) twenty percent (20%) or (B) one hundred and twenty percent (120%) of the Standard & Poor's

                Weekly Preferred Stock Yield Index or, in the event the Standard & Poor's Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date; and
           (2) the annual dividend rate shall not be less than the smaller of (A) six percent (6%) or (B) eighty percent (80%) of the Standard & Poor's Weekly Preferred Stock Yield Index or, in the event the Standard & Poor's Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date;
     c. whether such dividends shall be payable annually or in installments;
     d. the rights, if any, of the holders of shares of such series to convert shares of such series for shares of any other series of preferred shares or for common shares, provided that shares of any series shall not be convertible into shares of any series senior thereto;
     e. the rights, if any, of the Company to redeem shares of such series (in which case the directors shall specify the date on or after which the shares of such series may be called for redemption by the Company and the consideration to be paid therefor, or the manner by which such consideration shall be calculated) and the rights, if any, of holders of such shares to require the Company to purchase such shares, and the provisions, if any, of any sinking fund or other arrangement to be used in connection with such redemption or purchase; and
     f. any other terms and conditions of such series which are not inconsistent with these articles of association or Netherlands Antilles law.
4.7. Certificates for preferred shares may be issued bearing a legend describing the terms and conditions thereof specified by the Board of Directors.
4.8. Preferred shares of all series shall rank prior to the common shares with respect to dividend and liquidation preferences as determined by the Board of Directors at the time of issuance of any series of preferred shares. Any series of preferred shares may be ranked by the Board of Directors as to dividend and liquidation preferences, provided that no series issued after any other series shall rank prior to such other series as to such preferences. Any such series may be ranked pari passu with any one or more other series as the Board of Directors may so determine.
4.9. Upon liquidation of the Company, the holders of any series of preferred shares shall be entitled to receive, before any distribution is made to the holders of any other series of preferred shares ranking junior to such series as to liquidation preference, and before any distribution to the holders of common shares, the amount of the liquidation preference of such shares which shall not exceed the sum of:
     (1)    the amount paid for such preferred shares on issuance, plus
     (2) all accumulated and unpaid dividends on such preferred shares to the date fixed for distribution.
                                   Article 5
     No holder of shares of the Company shall in that capacity have any preferential or preemptive right to purchase or subscribe for any shares or any options, warrants or rights to purchase shares or any securities convertible into or exchangeable for shares which the Company may issue or sell, except those rights of conversion, if any, of preferred shares specified in or determined in accordance with Article 4.
                                   Article 6
6.1. The Company may, for its own account and for valuable consideration, from time to time acquire fully paid shares of its stock, on such terms and conditions as the Board of Directors may determine, provided that at least one-fifth part of its authorized capital remains outstanding with others than the Company. The authority to make any such acquisition is vested in the Board of

     Directors. Any shares so acquired may be canceled by the Board of Directors without the prior approval of the general meeting of shareholders.
6.2. The Company shall not acquire any voting rights by reason of ownership of shares of its stock and, in connection with any general meeting of shareholders, shares owned by the Company shall not be counted as outstanding, or as present or represented, for the purpose of determining a quorum or for any other purpose.
6.3. Shares of its stock owned by the Company may be sold at such times, under such conditions and for such consideration as may be determined from time to time by the Board of Directors.
                                   Article 7
7.1. The shares shall be in registered form.
7.2. Share certificates for common shares may be issued at the request of the shareholder.
7.3. The shares shall be entered into a register, which, provided a printed record can be produced therefrom, may be in computerized form (the "Register") which is kept by the Board of Directors or by a registrar designated thereto by the Board of Directors (the "Registrar"). Each entry shall mention the name of the shareholder, his residence or his elected domicile, the quantity of his shares and the numbers of the share certificates, if any, representing such shares. The Register shall not be open for inspection by third parties or shareholders with respect to shares other than those registered in their name, except with respect to shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar.
7.4. Every transfer and devolution of a share shall be entered in the Register and every such entry shall be signed or otherwise acknowledged by or on behalf of the Board of Directors or by the Registrar.
7.5. The transfer of shares shall be effected either by serving a deed of transfer upon the Company or by written acknowledgment of the transfer by the Company, which acknowledgement can only take place by an annotation on the share certificate, if share certificates have been issued.
7.6. The entry in the Register provided for in paragraphs 3 and 4 of this Article shall have the effect of a written acknowledgment of the transfer by the Company in the event no share certificate has been issued for the shares concerned.
7.7. If any shareholder shall establish to the satisfaction of the Board of Directors or the Registrar that his share certificate has been lost or destroyed, then, at his request, a duplicate may be issued under such conditions and guarantees (which, if required by the Registrar or the Board of Directors, may include the provision of an indemnity bond issued by an insurance company or other type of financial institution or entity) as the Board of Directors or the Registrar shall determine. By the issuance of the new share certificates on which shall be recorded that it is a duplicate, the old certificate in place of which the new one has been issued shall become null and void. The Board of Directors or the Registrar may authorize the exchange of new share certificates for mutilated share certificates. In such case the mutilated share certificates shall be delivered to the Company and shall be canceled immediately. The cost of a duplicate or new certificate and any proper expenses incurred by the Company in connection with the issuance thereof may, at the option of the Board of Directors or the Registrar, be charged to the shareholder.

                                  MANAGEMENT
                                   Article 8
8.1. The management of all the affairs, property and business of the Company shall be vested in a Board of Directors, who shall have and may exercise all powers except such as are exclusively conferred upon the shareholders by law or by these Articles of Association.
8.2. The directors shall be elected at a general meeting of shareholders by a majority of votes cast, in person or by proxy, by the shareholders entitled to vote. The number of persons constituting the whole Board of Directors shall be not less than five nor more than twenty-four, as fixed and elected by the general meeting of shareholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of shareholders, be the number so fixed and elected. Directors may be suspended or dismissed at any general meeting of shareholders. At any general meeting of shareholders at which action is taken to increase the number of the whole Board of Directors or to suspend or dismiss a director, or at any subsequent general meeting, the shareholders may fill any vacancy or vacancies created by such action.
8.3. Each director shall be elected to serve until the next annual general meeting of shareholders and until his successor shall be elected and qualify, or until his death, resignation or removal.
8.4. Directors need not be Netherlands Antilles citizens or residents of the Netherlands Antilles or shareholders of the Company.
8.5. In the event that one or more of the directors is prevented from or is incapable of acting as a director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of shareholders, provided that if at any time the number of directors then in office shall be reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of shareholders for the purpose of filling the vacancies on the Board of Directors, and provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of shareholders for the purpose of electing a Board of Directors. Until such general meeting of shareholders is held the person so designated shall only take such acts of management that can not suffer any delay. If no such general meeting of shareholders shall be called, and if no such person shall have been appointed, any person or persons holding in the aggregate at least five percent of the outstanding shares of stock of the Company may call a general meeting of shareholders for the purpose of electing a Board of Directors.
8.6. A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business and the action of the majority of the directors present in person or by proxy as hereinafter provided, at a meeting at which a quorum is so present, shall constitute the action of the Board of Directors.
8.7. Meetings of the Board of Directors may be held in or outside the Netherlands Antilles.
8.8. Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meeting.
8.9. Directors may in writing, by telegram, cable, telex, telefax, electronic mail or other communication device appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of Directors a director may not act as proxy for more than one director.
8.10. When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all commercially reasonable efforts have been taken to notify all the directors and if three fourth of the directors shall consent in writing, by telegram, cable, telex, telefax, electronic mail or other communication device to such action taken or being taken, and provided further that all directors are promptly notified of such action being taken or having been taken.
                                   Article 9
9.1. The Board of Directors shall at least annually elect or appoint the following officers: a Chairman, a Chief Executive Officer, a Secretary and a Treasurer, each to serve until his successor is elected and qualified. The Board of Directors from time to time also may elect or appoint a Chief

       Financial Officer, a President, a Vice Chairman of the Board of Directors, one or more executive Vice Presidents, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), and any such other officers and agents as it determines proper, all of whom shall hold office at the pleasure of the Board of Directors. The same person may hold any two or more of the aforesaid offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law or by these Articles of Association to be executed, acknowledged or verified by two or more officers. The Chairman and the Vice Chairman, if any, shall be chosen from among the Board of Directors, but the other officers of the Company need not be members of the Board of Directors.
9.2. The Company shall be represented at law and otherwise, and shall be bound with respect to third parties, by the Board of Directors and by:
       (a) those directors authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:
       (i)    Chairman; or
       (ii)   Vice-Chairman;
       (b) persons, who may, but are not required to, be directors, authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:
       (i)    Chief Executive Officer;
       (ii)   President;
       (iii)  Chief Financial Officer;
       (iv)   one or more Executive Vice Presidents;
       (v)    one or more Vice Presidents;
       (vi)   Chief Operating Officer;
       (vii)  Controller;
       (viii) Treasurer; or
       (ix)   Secretary.
9.3. The Board of Directors may also from time to time authorize other persons, who may or may not be directors, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine.
9.4. The general meeting of shareholders may grant specific authority to the Chief Executive Officer, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such general meeting of shareholders.
9.5. The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them.
9.6. The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.
9.7. In the event of a conflict of interest between the Company and one or more directors, the Company shall be represented as determined from time to time by the Board of Directors.
9.8. The Board of Directors may adopt and may amend and repeal such rules, regulations and resolutions, including By-laws, as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company. Such rules and regulations and resolutions must be consistent with these Articles of Association.
9.9. The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe.

                                  Article 10
10.1. The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 1 of this Article in the event of a "Change of Control". "Change in Control" means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
10.2. The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this paragraph 2 of this Article in the event of a Change in Control, as defined in paragraph 1 of this Article.
10.3. To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
10.4. Any indemnification under paragraphs 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders or as required by the last sentences of paragraphs 1 and 2 of this Article.
10.5. Expenses (including attorneys' fees) incurred by a present or former director or a present officer in defending any civil or criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by former officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.
10.6. The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
10.7. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article.
10.8. For purposes of this Article, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if its separate existence had continued.
10.9. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

                           MEETINGS OF SHAREHOLDERS
                                  Article 11
11.1. All general meetings of shareholders shall be held in the Netherlands Antilles on Curacao, Bonaire, St. Eustatius, Saba or the Dutch part of St. Maarten.
11.2. The annual general meeting of shareholders shall be held within nine months after the end of the preceding fiscal year, on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, adopting of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.
11.3. Special general meetings of shareholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors or in the manner provided for in Article 82 of the Code of Commerce of the Netherlands Antilles, or by one or more holders of shares representing in the aggregate a majority of the shares then outstanding, or as provided for in Article 8.5.
11.4. Notice of meetings of shareholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given to the shareholders not less than twenty (20) or more than sixty (60) days prior to the date of the meeting in question by notice to each shareholder at the address thereof appearing in the Register.
11.5. All notices of general meetings of shareholders shall state the matters to be considered at the meeting.
11.6. Without limiting the manner by which notice otherwise may be given effectively to shareholders or directors, any notice given by the Company shall be effective if given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice received by the Company.
11.7. Notice given pursuant to paragraph 6 of this Article shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit that the notice has been given by a form of electronic transmission shall, in the absence of fraud or bad faith, be prima facie evidence of the facts stated therein.
11.8. For purposes of these articles of association, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof.
                                  Article 12
12.1. Every shareholder has the right to attend any general meeting in person or by proxy, which proxy to the extent permitted by applicable law may be given by electronic transmission, and to address the meeting.
12.2. Each holder of common shares and each holder of preferred shares shall be entitled to one vote for each common share or preferred share held.
12.3. For the purpose of determining shareholders entitled to notice of and to vote at any general meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a general meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a general meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a general meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.
                                  Article 13
13.1. Except as otherwise provided herein, no action may be taken at any general meeting of shareholders unless a quorum consisting of the holders of at least one-half of the outstanding shares are present at such meeting in person or by proxy.
13.2. If a quorum is not present in person or by proxy at any general meeting of shareholders, a second general meeting shall be called in the same manner as such original meeting of shareholders, to be held within two months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles 18, 19 and 21), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which by law is required to be brought before the shareholders despite the absence of a quorum.
13.3. Subject to the provisions of Articles 18, 19 and 21, the vote in favor by a majority of the votes cast (excluding any abstentions) shall be necessary to adopt any resolution at any general meeting of shareholders.
13.4. The Board of Directors from time to time shall appoint a person to preside at general meetings of shareholders.
13.5. At any general meeting of shareholders, a shareholder may vote upon all matters before the meeting, even if the decision to be taken would grant him, in a capacity other than as a shareholder, any right against the Company or would in such other capacity relieve him of any obligation to the Company.

                               SEPARATE MEETINGS
                                  Article 14
14.1. Separate meetings of holders of each series of preferred shares (each a "Series Meeting") can be held and may be convened by any two or more members of the Board of Directors.
14.2. Notice of Series Meeting shall be given not less than ten (10) days prior to the date of the Series Meeting to the address of each holder of preferred shares of the relevant series appearing in the Register.
14.3. The notice shall contain the agenda of the Series Meeting or shall mention that it is deposited for inspection by the holder of the relevant shares at the offices of the Company.
14.4. The Series Meetings do not have to be held in the Netherlands Antilles but may be held in conjunction with any general meeting of shareholders.
14.5. To a Series Meeting all the provisions of these Articles of Association and the laws of the Netherlands Antilles as to General Meetings of Shareholders shall, mutatis mutandis, apply, if not otherwise provided in this Article.

                                  FISCAL YEAR
                                  Article 15
The fiscal year of the Company shall be the calendar year.

                   BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
                                  Article 16
16.1. Within eight months after the end of the fiscal year of the Company, the Board of Directors shall prepare the balance sheet and profit and loss account with respect to the preceding fiscal year. Subsequently, the balance sheet and profit and loss account shall be submitted to the shareholders for inspection and adoption at the annual general meeting of shareholders in accordance with paragraph 2 of Article 11. From the date at which the notice of the annual general meeting of shareholders is sent until the close of the annual general meeting of shareholders, the balance sheet and profit and loss account shall be available for inspection by the shareholders at the office of the Company, and at any additional place, if specified in the notice of such meeting.
16.2. The Board of Directors, with due observance of dividend entitlements of the holders of preferred shares, is authorized to allocate such part of the profits to the retained earning reserves as it deems fit.

                            DISTRIBUTION OF PROFITS
                                  Article 17
17.1. Dividends on the shares of the Company may be declared either in cash, property (including securities) or in shares of the Company, out of the profits of the preceding fiscal year or years then available for distribution. To the extent that profits of any fiscal year which are available for distribution shall not be distributed, they shall be carried forward and, unless extinguished as the result of subsequent operations or otherwise applied by the Board of Directors, shall be available for distribution in any subsequent year or years.
17.2. The Board of Directors has the authority to declare and make distributions out of retained earnings reserves or out of the contributed surplus capital reserves either in cash, property (including securities) or in shares of the Company without the prior approval of the general meeting of shareholders.
17.3. If, as appears from the adopted profit and loss statement, a loss has been suffered which cannot be covered by a reserve or which cannot be extinguished through the application of undistributed profits from previous years or otherwise, no distribution of profits shall be effected in subsequent years so long as such loss has not been made good.
17.4. If dividends are to be distributed, the holders of preferred shares shall have preference as to such dividends in accordance with the preferences of such shares as determined at the issuance thereof.
17.5. The Board of Directors may resolve at any time to distribute one or more interim dividends as an advance payment of the dividend expected to be determined by the shareholders at the annual general meeting.

                      DISPOSITION OF THE COMPANY'S ASSETS
                                  Article 18
Notwithstanding any provision of Article 13, any sale or other disposition of all or substantially all of the assets of the Company, whether for cash, property, stock or other securities of another company, or for any other consideration, shall be made only pursuant to a resolution duly adopted at a general meeting of shareholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have specified the terms of such proposed sale or other disposition; provided, however, the foregoing shall not apply to any reorganization or rearrangement of the Company, or of any of its subsidiaries or of any of its assets in any transaction whereby there shall be no diminution of the beneficial interest of the shareholders of the Company in such assets.

                                  LIQUIDATION
                                  Article 19
Notwithstanding any provision of Article 13, any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a general meeting of shareholders by the holder or holders of at least a majority of the shares at the time outstanding and entitled to vote, the notice of which meeting shall have specified the nature of any such resolution to be voted upon at such meeting.

                    ACTION BY SHAREHOLDERS WITHOUT MEETING
                                  Article 20
20.1. Notwithstanding any provision of Article 13, 18, 19 or 21, any action which by law or by these Articles of Association is required or permitted to be taken at a general meeting of shareholders may be taken without a meeting if taken by the written consent of the holder or holders of at least the majority of the shares of the Company outstanding and entitled to vote. Each shareholder may evidence his consent by separate instrument which may be executed by himself or on his behalf by a duly appointed proxy. Notice of any action proposed to be taken under this Article 20 shall be communicated to each shareholder at his address appearing in the share register, such notice to designate the date on or before which such written consent must be received by the Secretary of the Company in order to be counted. Any shareholder may revoke his consent by instrument received by the Secretary of the Company on or before the date so designated, or before written consents from the holders of the majority of the shares outstanding and entitled to vote have been received by the Secretary of the Company, whichever first occurs, and not thereafter.
20.2. For the purpose of determining shareholders entitled to notice of and or to give written consent to any action proposed to be taken under this
      Article 20, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. Such books shall be closed for at least ten (10) days immediately preceding the date on or before which written consents must be received by the Secretary of the Company in order to be counted. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not earlier than sixty (60) days prior to the date on or before which written consents must be received by the Secretary of the Company in order to be counted. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the action proposed to be taken hereunder is mailed shall be the record date for such determination of shareholders.

                                  AMENDMENTS
                                  Article 21
21.1. Notwithstanding any provision of Article 13, these Articles of Association may be amended only pursuant to a resolution duly adopted at a general meeting of shareholders by the holder or holders of at least the majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have set forth the exact text of the proposed amendment or amendments or shall have stated that a copy of such text has been deposited at the office of the Company in Curacao for inspection by the shareholders of the Company, and shall remain available for inspection until the conclusion of said meeting.

21.2. Any amendment to these Articles of Association that would increase or decrease the authorized number of preferred shares or par value thereof, or the number of shares of any series thereof, or that would alter or change the powers, preferences or any special rights of the preferred shares, or of any series thereof, so as to affect them adversely, shall require the approval of the holders of a majority of all preferred shares, or of the preferred shares of the series adversely affected (voting together as a single class), as the case may be.

                                                                       Exhibit C
                      SCHLUMBERGER 2001 STOCK OPTION PLAN
                 (As Established Effective February 16, 2001)

1.   Purpose of the Plan
     This Stock Option Plan (the "Plan") is intended as an incentive to key employees of Schlumberger Limited (the "Company") and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

2.   Administration of the Plan
(a) The Board of Directors shall appoint and maintain a Compensation Committee (the "Committee") which shall consist of at least three (3) members of the Board of Directors, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. The Committee may from time to time grant incentive stock options and non-qualified stock options ("Stock Options") under the Plan to the persons described in Section 3 hereof. No member of such Committee shall be eligible to receive Stock Options under this Plan during his or her tenure on the Committee. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the definition of "Non-Employee Director" as set forth in Rule 16b-3 under the United States Securities Exchange Act of 1934 (the "Act") as it may be amended from time to time.

(b) The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options hereunder shall be granted, the number of shares to be covered by each Stock Option except that no optionee may be granted options for more than 500,000 shares during the life of the Plan, and whether such Stock Option shall be designated an "incentive stock option" or a "non-qualified stock option."

(c) No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

(d) If the exercise period of an outstanding Stock Option is continued following a holder's termination of employment as provided in Section 5, and the holder engages in 'detrimental activity' as described in Section 5, the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

3.   Grants of Stock Options
(a) The persons eligible for participation in the Plan as recipients of Stock Options shall include only employees of the Company or its subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986 as amended from time to time (the "Code"), and hereinafter referred to as "subsidiaries" who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Stock Options at the Committee's discretion including simultaneous grants of different forms of Stock Options.

(b) The Committee in granting Stock Options hereunder shall have discretion to determine the terms and conditions upon which such Stock Options may be exercisable. Each grant of a Stock Option shall be confirmed by an Agreement consistent with this Plan which shall be executed by the Company and by the person to whom such Stock Option is granted. All such Agreements shall contain a provision providing that the Stock Option shall not be exercisable unless the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of any such Agreement, subject to the right of the Company or subsidiary to terminate such employment.

(c) For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and Stock Options granted under this Plan shall not be affected by an employee's transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries.

(d) The purchase price of the shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time:
(i) in cash or by certified check; (ii) by the delivery of shares of Schlumberger Common Stock with a fair market value (as determined according to Section 5(b) of the Plan) at the time of exercise equal to the total option price; or (iii) by a combination of the methods described in (i) and (ii).

4.   Shares Subject to the Plan
Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 9,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares"). The Shares subject to the Plan shall consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Should any Stock Option expire or be terminated prior to its exercise in full and prior to the termination of the Plan, the Shares theretofore subject to such Stock Option shall be available for further grants under the Plan. Until termination of the Plan, the Company and/or one or more subsidiaries shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. After termination of the Plan, the number of Shares reserved for purposes of the Plan from time to time shall be only such number of Shares as are issuable under then outstanding Stock Options.

5.   Terms of Stock Options
(a) Stock Options granted under this Plan which are designated as "incentive stock options" may be granted with respect to any number of Shares, subject to the limitation that the aggregate fair market value of such Shares (determined in accordance with Section 5(b) of the Plan at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate fair market value of Shares with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options. No Stock Options shall be granted pursuant to the Plan after January 18, 2011.

(b) The purchase price of each Share subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each Share at either the fair market value (the "Fair Market Value") of each Share on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock Option may be amended to decrease the purchase price and no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option. The Fair Market Value of a Share on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations, as reported for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the Shares were traded shall be the Fair Market value.

(c) (i) Each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine, and the terms of such exercise shall be set forth in the Stock Option Agreement covering the grant of the option, provided that no Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.

     (ii) Except as provided in paragraph (e) below, the right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

     (iii) At any time after the granting of any such Stock Option, the Committee may accelerate the installment exercise dates (subject, however, to any applicable limitations concerning options designated "incentive stock options").

     (iv) (A) If the optionee's employment with the Company is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination, provided that such option may be exercised before expiration and within such three-month period only to the extent it was exercisable on the date of such termination.

          (B) In the event an optionee dies while in the employ of the Company or dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised before expiration of its term by the person or persons entitled thereto under the optionee's will or the laws of descent and distribution during the "Post-Death Exercise Period" (as hereinafter defined) to the extent exercisable by the optionee at the date of death. The Post-Death Exercise Period shall be a period commencing on the date of death and ending sixty
          (60) months after the date of death (or, if earlier, the date of termination of employment).

          (C) If the optionee's employment with the Company is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee's employment with the Company is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee's employment is terminated without the consent of the Company or for cause.

          (D) Notwithstanding the foregoing, if the optionee engages in 'detrimental activity' (as hereinafter defined) within one year after termination of employment for any reason other than retirement, the Committee, in its discretion, may cause the optionee's right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee's options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee's termination of employment and ending three months following such termination. For purposes of this Section 5, 'detrimental activity' means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries."

     (v) (A) If the optionee's employment with the Company is terminated due to retirement (within the meaning of any prevailing pension plan in which such optionee is a participant), such Stock Option shall be exercisable by such optionee at any time during the period of sixty
          (60) months after such termination or the remainder of the option period, whichever is less, provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination.

          (B) In the event an optionee dies during such extended exercise period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee's will or the laws of descent and distribution during the Post-Death Exercise Period to the extent exercisable by the optionee at the date of death and to the extent the term of the Stock Option has not expired within such Post-Death Exercise Period.

          (C) Notwithstanding the foregoing, if the optionee engages in 'detrimental activity' (as defined in Section 5(c)(iv)(D)) within five years after termination of employment by reason of retirement, the Committee, in its discretion, may cause the optionee's right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee's options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee's termination of employment by retirement and ending one year following such termination.

     (vi) Notwithstanding the other provisions of this paragraph (c), in no event may a Stock Option be exercised after the expiration of ten (10) years from the date such Stock Option is granted.

(d) At the time of the grant of a Stock Option, the Committee may determine that the Shares covered by such option shall be restricted as to transferability. If so restricted, such Shares shall not be sold, transferred or disposed of in any manner, and such Shares shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be set forth in the Stock Option Agreement covering the grant of the option to purchase such Shares.

(e) The Committee shall designate whether a Stock Option is to be an "incentive stock option" for purposes of Section 422 of the Code.

6.  Assignability of Stock Options
Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the recipient (except as otherwise provided in the Plan or the applicable Agreement for Stock Options other than "incentive stock options") only by the recipient for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

7.   Taxes
The Committee may make such provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Stock Options granted under the Plan. An optionee, subject to such rules as the Committee may prescribe from time to time, may elect to satisfy all or any portion of the tax required to be withheld by the Company in connection with the exercise of such option by electing to have the Company withhold a number of shares having a Fair Market Value on the date of exercise equal to or less than the amount required to be withheld. An optionee's election pursuant to the preceding sentence must be made on or before the date of exercise and must be irrevocable.

8.   Reorganizations and Recapitalizations of the Company
(a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options granted hereunder.

(c) The Shares with respect to which Stock Options may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the Shares which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares with respect to which Stock Options granted hereunder may thereafter be exercised shall:

       (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per Share shall be proportionately reduced; and

       (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per Share shall be proportionately increased.

(d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of Shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of Shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, all outstanding Stock Options shall, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Stock Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the exercise during the thirty-day period next preceding such effective date of all Stock Options which are outstanding as of such date, whether or not otherwise exercisable.

9.   Registration under Securities Act of 1933 and Exchange Listing
It is intended that the Stock Options and Shares covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any Shares are issued or transferred to satisfy the exercise of a Stock Option granted under the Plan, such Shares will have been listed (or listed subject to notice of issuance) on the New York Stock Exchange.

10.   Reports and Returns
The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding the Stock Options granted hereunder or any Shares issued pursuant to the exercise thereof or a payment made hereunder, as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

11.   Plan Term
The Plan shall be effective February 16, 2001, subject to approval within twelve (12) months from the effective date by the holders of a majority of the votes cast at a meeting. In the event the Plan is not so approved, the Plan shall automatically terminate and be of no further force or effect. No Stock Options shall be granted pursuant to this Plan after February 16, 2011.

12.   Amendment or Termination
The Board of Directors may amend, alter or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders:

(a) if, except as contemplated by Section 8 of the Plan, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b) if and to the extent such amendment requires stockholder approval under
Section 422 of the Code (or any successor provision).

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option or right theretofore granted under the Plan.

13.   Government Regulations
Nothwithstanding any of the provisions hereof or of any Stock Option granted hereunder, the obligation of the Company or any subsidiary to sell and deliver Shares under such Stock Option or to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall agree that he will not exercise or convert any option granted hereunder, and that the Company or any subsidiary will not be obligated to issue any Shares or make any payments under any such option if the exercise thereof or if the issuance of such Shares or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority.

CONSOLIDATED STATEMENT OF INCOME


                                 (Stated in thousands except per share amounts)
                                              2000       1999/1/     1998/1/
                                           ----------- ----------  -----------
 Year Ended December 31,
 Revenue
  Operating                                $ 9,611,462 $8,394,947  $10,725,030
  Interest and other income                    423,255    356,758      173,006
                                           ----------- ----------  -----------
                                            10,034,717  8,751,705   10,898,036
                                           ----------- ----------  -----------
 Expenses
  Cost of goods sold and services            7,371,542  6,737,635    8,405,936
  Research & engineering                       540,698    522,240      556,882
  Marketing                                    437,128    433,871      467,592
  General                                      448,587    383,695      427,775
  Interest                                     276,081    192,954      137,211
                                           ----------- ----------  -----------
                                             9,074,036  8,270,395    9,995,396
                                           ----------- ----------  -----------
 Income before taxes and minority interest     960,681    481,310      902,640
  Taxes on income                              228,248    140,772      276,231
                                           ----------- ----------  -----------
 Income from continuing operations
   before minority interest                    732,433    340,538      626,409
  Minority interest                              2,163    (11,204)      (8,447)
                                           ----------- ----------  -----------
 Net Income from continuing operations         734,596    329,334      617,962
 Discontinued operations, net of tax                 -     37,360      396,237
                                           ----------- ----------  -----------
 Net Income                                $   734,596 $  366,694  $ 1,014,199
                                           =========== ==========  ===========
 Basic earnings per share:
  Continuing operations                    $      1.29 $     0.60  $      1.14
  Discontinued operations                            -       0.07         0.72
                                           ----------- ----------  -----------
  Net Income                               $      1.29 $     0.67  $      1.86
                                           =========== ==========  ===========
 Diluted earnings per share:
  Continuing operations                    $      1.27 $     0.58  $      1.10
  Discontinued operations                            -       0.07         0.71
                                           ----------- ----------  -----------
  Net Income                               $      1.27 $     0.65  $      1.81
                                           =========== ==========  ===========
 Average shares outstanding                    570,028    548,680      544,338
 Average shares outstanding
   assuming dilution                           580,076    563,789      561,855

/1/ Reclassified, in part, for comparative purposes.

See the Notes to Consolidated Financial Statements
Schlumberger Limited (Schlumberger N.V., Incorporated in the Netherlands Antilles) and Subsidiary Companies.

CONSOLIDATED BALANCE SHEET

                                                        (Stated in thousands)
                                                        2000       1999/1/
                                                    -----------  -----------
  December 31,

  ASSETS
  Current Assets
   Cash and short-term investments                  $ 3,040,150  $ 4,389,837
   Receivables less allowance for doubtful accounts
     (2000 - $106,503; 1999 - $89,030)                2,768,848    2,429,842
   Inventories                                        1,111,585      956,980
   Deferred taxes on income                             259,184      226,238
   Other current assets                                 313,444      258,532
                                                    -----------  -----------
                                                      7,493,211    8,261,429

  Long-term Investments, held to maturity             1,547,132      726,496
  Investments in Affiliated Companies                   654,516      535,434
  Fixed Assets less accumulated depreciation          4,394,514    3,560,740
  Multiclient Seismic Data                              975,775      311,520
  Excess of Investment Over Net Assets
    of Companies Purchased less amortization          1,575,710    1,333,681
  Deferred Taxes on Income                              271,059      242,616
  Other Assets                                          260,814      109,276
                                                    -----------  -----------
                                                    $17,172,731  $15,081,192
                                                    ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
   Accounts payable and accrued liabilities         $ 2,910,725  $ 2,282,884
   Estimated liability for taxes on income              379,916      383,159
   Bank loans                                           556,020      444,221
   Dividend payable                                     108,043      106,653
   Long-term debt due within one year                    36,201      257,571
                                                    -----------  -----------
                                                      3,990,905    3,474,488
  Long-term Debt                                      3,573,047    3,183,174
  Postretirement Benefits                               476,380      451,466
  Minority Interest                                     605,313       32,428
  Other Liabilities                                     231,870      218,608
                                                    -----------  -----------
                                                      8,877,515    7,360,164
                                                    -----------  -----------
  Stockholders' Equity
   Common Stock                                       1,963,905    1,820,186
   Income retained for use in the business            8,223,476    7,916,612
   Treasury stock at cost                            (1,752,961)  (1,878,612)
   Translation adjustment                              (139,204)    (137,158)
                                                    -----------  -----------
                                                      8,295,216    7,721,028
                                                    -----------  -----------
                                                    $17,172,731  $15,081,192
                                                    ===========  ===========

/1/ Reclassified, in part, for comparative purposes.

See the Notes to Consolidated Financial Statements
Schlumberger Limited (Schlumberger N.V., Incorporated in the Netherlands Antilles) and Subsidiary Companies.

CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           (Stated in thousands)

                                                                                         2000       1999/1/      1998/1/
                                                                                     -----------  -----------  -----------
Year Ended December 31,
Cash flows from operating activities:
  Net income                                                                         $   734,596  $   366,694  $ 1,014,199
  Adjustments to reconcile net income to net cash provided by operating activities:
   Discontinued operations                                                                     -      213,676      136,206
   Gain on sale of businesses                                                            (61,000)           -            -
   Depreciation and amortization/2/                                                    1,270,754    1,150,344    1,177,347
   Earnings of companies carried at equity, less dividends received (2000 - $  ;
    1999 - $3,401; 1998 - $4,996)                                                        (39,805)     (13,904)      (9,576)
Provision for losses on accounts receivable                                               32,301       37,943       36,861
Charges                                                                                   63,706      128,508      368,441
Change in operating assets and liabilities:
  (Increase) decrease in receivables                                                    (364,130)     265,588      (20,507)
  (Increase) decrease in inventories                                                    (194,640)      53,790     (100,633)
  (Increase) decrease in deferred taxes                                                  (20,757)     (27,220)     (80,959)
  (Increase) decrease in current assets                                                  (38,656)       5,022      (26,891)
  Increase (decrease) in accounts payable and accrued liabilities                        493,104     (181,731)     (72,940)
  (Decrease) increase in estimated liability for taxes on income                         (12,069)     (69,338)      79,677
  Other - net                                                                           (154,286)    (181,900)     (84,893)
                                                                                     -----------  -----------  -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                              1,709,118    1,747,472    2,416,332
                                                                                     -----------  -----------  -----------

Cash flows from investing activities:
  Purchases of fixed assets                                                           (1,323,015)    (792,001)  (1,462,620)
  Multiclient seismic data capitalized                                                  (222,934)    (226,907)    (187,754)
  Sales of fixed assets & other                                                          149,494       68,005      111,262
  Drilling fluids joint venture                                                                -     (325,000)           -
  Businesses (acquired) sold                                                            (920,603)    (135,338)      61,662
  Increase (decrease) in investments                                                     551,619     (295,075)  (2,292,163)
  Sale of financial instruments                                                                -      203,572            -
  (Increase) decrease in other assets                                                    (63,793)     (43,166)       4,660
  Discontinued operations                                                                      -     (291,953)    (424,749)
                                                                                     -----------  -----------  -----------
NET CASH USED IN INVESTING ACTIVITIES                                                 (1,829,232)  (1,837,863)  (4,189,702)
                                                                                     -----------  -----------  -----------

Cash flows from financial activities:
  Dividends paid                                                                        (426,465)    (410,494)    (388,379)
  Proceeds from employee stock purchase plan                                              69,089       70,765       70,461
  Proceeds from exercise of stock options                                                160,281      103,084       68,780
  Proceeds from exercise of stock warrants                                                     -      449,625            -
  Proceeds from issuance of long-term debt                                               956,641    1,062,935    2,909,156
  Payment of principal on long-term debt                                                (724,911)    (916,242)    (863,966)
  Net increase (decrease) in short-term debt                                             113,608     (242,014)     (64,756)
                                                                                     -----------  -----------  -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                148,243      117,659    1,731,296
                                                                                     -----------  -----------  -----------
Net increase (decrease) in cash                                                           28,129       27,268      (42,074)
Cash, beginning of year                                                                  132,589      105,321      147,395
                                                                                     -----------  -----------  -----------
CASH, END OF YEAR                                                                    $   160,718  $   132,589  $   105,321
                                                                                     ===========  ===========  ===========

/1/ Reclassified, in part, for comparative purposes.
/2/ Includes Multiclient seismic data costs.

See the Notes to Consolidated Financial Statements
Schlumberger Limited (Schlumberger N.V., Incorporated in the Netherlands Antilles) and Subsidiary Companies.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                   (Dollar amounts stated in thousands)
                                                Common Stock
                               -----------------------------------------------
                                       Issued               In Treasury
                               ---------------------- ------------------------
                                                                                               Income
                                                                                              Retained
                                                                               Translation for Use in the Comprehensive
                                 Shares      Amount      Shares      Amount    Adjustment     Business       Income
                               ----------- ---------- -----------  ----------  ----------  -------------  ------------
Balance, January 1, 1998       663,638,026 $1,428,624 121,099,589  $2,249,765   $ (63,332)    $8,265,642    $1,346,843
                                                                                                          ============
Translation adjustment                                                            (18,148)                     (18,148)
Sales to optionees less shares
 exchanged                         796,992     40,323  (1,531,607)    (28,457)
Employee stock purchase plan     1,266,840     70,461
Net income                                                                                     1,014,199     1,014,199
Dividends declared ($0.75 per
 share)                                                                                         (397,386)
                               ----------- ---------- -----------  ----------  ----------  -------------  ------------
Balance, December 31, 1998     665,701,858  1,539,408 119,567,982   2,221,308     (81,480)     8,882,455    $  996,051
                                                                                                          ============
Translation adjustment                                                            (55,678)                     (55,678)
Sales to optionees less shares
 exchanged                          28,100     41,931  (3,291,288)    (61,153)
Employee stock purchase plan     1,324,848     70,765
Net income                                                                                       366,694       366,694
Dividends declared ($0.75 per
 share)                                                                                         (414,210)
Sedco Forex spin-off                                                                            (918,327)
Exercise of stock warrants                    168,082 (15,153,018)   (281,543)
                               ----------- ---------- -----------  ----------  ----------  -------------  ------------
Balance, December 31, 1999     667,054,806  1,820,186 101,123,676   1,878,612    (137,158)     7,916,612    $  311,016
                                                                                                          ============
Translation adjustment                                                            (28,487)                     (28,487)
Sales of businesses                                                                26,441                       26,441
Sales to optionees less shares
 exchanged                          30,987     61,224  (5,331,268)    (99,057)
Employee stock purchase plan                   42,495  (1,431,309)    (26,594)
Net income                                                                                       734,596       734,596
Dividends declared ($0.75 per
 share)                                                                                         (427,732)
Tax benefit on stock options                   40,000
                               ----------- ---------- -----------  ----------  ----------  -------------  ------------
Balance, December 31, 2000     667,085,793 $1,963,905  94,361,099  $1,752,961   $(139,204)    $8,223,476    $  732,550
                               =========== ========== ===========  ==========  ==========  =============  ============

See the Notes to Consolidated Financial Statements
Schlumberger Limited (Schlumberger N.V., Incorporated in the Netherlands Antilles) and Subsidiary Companies.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of Accounting Policies
The Consolidated Financial Statements of Schlumberger Limited and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America.

DISCONTINUED OPERATIONS
On December 31, 1999, Schlumberger completed the spin-off of its offshore contract drilling business, Sedco Forex, to its stockholders and the subsequent merger of Sedco Forex and Transocean Offshore Inc., which changed its name to Transocean Sedco Forex Inc. following the merger. The results for the Sedco Forex operations spun off by Schlumberger are reported as Discontinued Operations in the Consolidated Statement of Income.

PRINCIPLES OF CONSOLIDATION
The Consolidated Financial Statements include the accounts of majority-owned subsidiaries. Significant 20% - 50% owned companies are carried on the equity method and classified in Investments in Affiliated Companies. The pro rata share of Schlumberger after-tax earnings is included in Interest and other income.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

REVENUE RECOGNITION
Generally, revenue is recognized after services are rendered or products are shipped. The impact of applying SEC Staff Accounting Bulletin No. 101, "Revenue Recognition", was not material to Schlumberger.

TRANSLATION OF NON-US CURRENCIES
Oilfield Services' functional currency is primarily the US dollar. Resource Management Services' and Test & Transactions' functional currencies are primarily local currencies. All assets and liabilities recorded in functional currencies other than US dollars are translated at current exchange rates. The resulting adjustments are charged or credited directly to the Stockholders' Equity section of the Consolidated Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are included in income in the period in which they occur. Schlumberger policy is to hedge against unrealized gains and losses on a monthly basis. Included in the 2000 results were transaction losses of $4 million, compared with losses of $12 million and $6 million in 1999 and 1998, respectively.

Currency exchange contracts are entered into as a hedge against the effect of future settlement of assets and liabilities denominated in other than the functional currency of the individual businesses. Gains or losses on the contracts are recognized when the currency exchange rates fluctuate, and the resulting charge or credit partially offsets the unrealized currency gains or losses on those assets and liabilities. On December 31, 2000, contracts were outstanding for the US dollar equivalent of $386 million in various foreign currencies. These contracts mature on various dates in 2001.

INVESTMENTS
Both short-term and long-term investments held to maturity are stated at cost plus accrued interest, which approximates market, and comprise primarily eurodollar time deposits, certificates of deposit and commercial paper, euronotes and eurobonds, substantially all denominated in US dollars. Substantially all the investments designated as held to maturity that were purchased and matured during the year had original maturities of less than three months. Short-term investments that are designated as trading are stated at market. The unrealized gains/losses on such securities on December 31, 2000 were not significant.

For purposes of the Consolidated Statement of Cash Flows, Schlumberger does not consider short-term investments to be cash equivalents as they generally have original maturities in excess of three months. Short-term investments on December 31, 2000 and 1999, were $2.88 billion and $4.26 billion, respectively.

INVENTORIES
Inventories are stated principally at average cost or at market, if lower. Inventory consists of materials, supplies and finished goods.

EXCESS OF INVESTMENT OVER NET ASSETS OF COMPANIES PURCHASED
Cost in excess of net assets of purchased companies (goodwill) is amortized on a straight-line basis over 5 to 40 years. Accumulated amortization was $563 million and $516 million on December 31, 2000 and 1999, respectively. Of the goodwill on December 31, 2000, 37% is being amortized over 40 years, 10% is being amortized over 30 years, 14% is being amortized over 25 years and 39% is being amortized over periods of up to 25 years.

FIXED ASSETS AND DEPRECIATION
Fixed assets are stated at cost less accumulated depreciation, which is provided for by charges to income over the estimated useful lives of the assets using the straight-line method. Fixed assets include the manufacturing cost (average cost) of oilfield technical equipment manufactured by subsidiaries of Schlumberger. Expenditures for renewals, replacements and improvements are capitalized. Maintenance and repairs are charged to operating expenses as incurred. Upon sale or other disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

MULTICLIENT SEISMIC DATA
Schlumberger capitalizes the cost of obtaining multiclient surveys. Such costs are charged to Cost of goods sold and services based on a percentage of estimated total revenue that Schlumberger expects to receive from the sales of such data. The carrying value of individual surveys is periodically reviewed and adjustments to the value are made based upon the revised estimated revenues for the surveys.

CAPITALIZED INTEREST
Schlumberger capitalizes interest expense during the new construction or upgrade of qualifying assets. No interest expense was capitalized in 2000. Interest expense capitalized in 1999 and 1998 was $5 million and $7 million, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS
Schlumberger reviews the carrying value of its long-lived assets, including goodwill, whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Schlumberger assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

TAXES ON INCOME
Schlumberger and its subsidiaries compute taxes on income in accordance with the tax rules and regulations of the many taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pretax income for financial accounting purposes. To the extent that differences are due to revenue or expense items reported in one period for tax purposes and in another period for financial accounting purposes, an appropriate provision for deferred income taxes is made.

Approximately $5.4 billion of consolidated income retained for use in the business on December 31, 2000 represented undistributed earnings of consolidated subsidiaries and the pro rata Schlumberger share of 20%-50% owned companies. No provision is made for deferred income taxes on those earnings considered to be indefinitely reinvested or earnings that would not be taxed when remitted.

EARNINGS PER SHARE
Basic earnings per share is calculated by dividing net income by the average number of common shares outstanding during the year. Diluted earnings per share is calculated by dividing net income by the average number of common shares outstanding assuming dilution, the calculation of which assumes that all stock options and warrants which are in the money are exercised at the beginning of the period and the proceeds used, by Schlumberger, to purchase shares at the average market price for the period. The following is a reconciliation from basic earnings per share to diluted earnings per share from continuing operations for each of the last three years:

        (Stated in thousands except per share amounts)
                     Income from   Average
                     Continuing    Shares    Earnings
                     Operations  Outstanding Per Share
                     ----------- ----------- ---------
2000
Basic                   $734,596     570,028     $1.29
                                             =========
Effects of dilution:
   Options                            10,048
                     ----------- -----------
Diluted                 $734,596     580,076     $1.27
                     =========== =========== =========
1999
Basic                   $329,334     548,680     $0.60
                                             =========
Effects of dilution:
   Options                             7,916
   Warrants                            7,193
                     ----------- -----------
Diluted                 $329,334     563,789     $0.58
                     =========== =========== =========
1998
Basic                   $617,962     544,338     $1.14
                                             =========
Effects of dilution:
   Options                             9,723
   Warrants                            7,794
                     ----------- -----------
Diluted                 $617,962     561,855     $1.10
                     =========== =========== =========

RESEARCH & ENGINEERING
All research and engineering expenditures are expensed as incurred, including costs relating to patents or rights that may result from such expenditures.

CHARGES--CONTINUING OPERATIONS
Schlumberger recorded the following charges in continuing operations:

In December 2000, a pretax charge of $84 million offset by a pretax gain of $82 million (net - $3 million after tax and minority interest, $0.00 per share - diluted), consisting of the following:

 . A charge of $29 million ($25 million after tax) related primarily to the write down of certain inventory and severance costs in the Semiconductor Solutions business due to weak market conditions.
 . A charge of $55 million ($39 million after tax and minority interest) related to the creation of the WesternGeco seismic joint venture, including asset impairments and severance costs for Schlumberger's existing Geco-Prakla business.
 . A credit of $82 million ($61 million after tax) resulting from the gain on the sale of two Gas Services businesses in Europe. Revenue and operating net results for these divested activities were $110 million and a $740,000 loss, respectively, in 2000 (10 months) and $159 million and $2.7 million profit, respectively in 1999.

The pretax gain on the sale of the Gas Services businesses is included in the Interest & other income. The pretax Semiconductor Solutions and WesternGeco charges are included in Cost of goods sold and services. A $9 million credit is included in Minority Interest relating to the WesternGeco charges.

In December 1999, a pretax charge of $77 million ($71 million after tax, $0.13 per share - diluted), classified in Cost of goods sold and services, consisting primarily of the following:

 . A charge of $31 million ($26 million after tax) including $23 million of asset impairments and $8 million of severance costs related to reductions in the marine seismic fleet due to depressed market conditions.
 . A charge of $38 million ($37 million after tax) including $33 million of asset impairments and $5 million of severance costs related to the restructuring of its land drilling activity following the spin-off of its offshore drilling business to stockholders.

In March 1999, a pretax charge of $147 million partially offset by a pretax gain of $103 million (net - $58 million after tax, $0.10 per share - diluted), consisting of the following:

 . A charge of $118 million ($118 million after tax) related to the downsizing of its global Oilfield Services activities, including $108 million of severance costs and $10 million for asset impairments.
 . A charge of $29 million ($20 million after tax) related to Resource
  Management Services and Test & Transactions, consisting principally of $16 million of severance costs at several Resource Management Services facilities resulting from a downturn in business and $5 million of asset write-downs.
 . A credit of $103 million ($80 million after tax) from the gain on the sale of financial instruments received in connection with the 1998 sale of the Retail Petroleum Systems business.

The pretax gain on the sale of financial instruments is included in Interest & other income. The pretax charge of $147 million is classified in Cost of goods sold and services.

In September 1998, a pretax charge of $432 million ($368 million after tax, $0.65 per share - diluted), classified in Cost of goods sold and services, consisting primarily of the following:

 . A charge of $314 million ($257 million after tax) related to Oilfield
  Services, including severance costs of $69 million; facility closure costs of $61 million; operating assets write-offs of $137 million; and $43 million of customer receivable reserves where collection was considered doubtful due to the customers' financial condition and/or country risk. This charge was due to the reduction in business activity.
 . A charge of $48 million ($63 million after tax) for merger-related costs in connection with the acquisition of Camco.
 . A charge of $61 million ($43 million after tax) related to Resource
  Management Services and Test & Transactions, consisting primarily of $21 million of severance and $40 million of environmental costs resulting from a reassessment of ongoing future monitoring and maintenance requirements at locations no longer in operation.

The December 2000 charge included severance costs of $9 million (380 people) none of which had been paid at December 31, 2000. The December 1999 charge included severance costs of $13 million (300 people) which have been paid. Severance costs included in the September 1998 charge (6200 people; $90 million) and the March 1999 charge (4700 people; $124 million) have been paid and the actual number of employees terminated was slightly higher than originally planned; however, this had no material impact on the actual severance costs paid as compared with the amount originally accrued.

The $61 million of facility closure costs accrued in 1998 were substantially paid in accordance with the original plan.

Discontinued Operations

On December 31, 1999, Schlumberger completed the spin-off of its offshore contract drilling business, Sedco Forex, to its stockholders and the subsequent merger of Sedco Forex and Transocean Offshore Inc., which changed its name to Transocean Sedco Forex Inc. following the merger. The spin-off was approved by stockholders on December 10, 1999.

Upon completion of the merger, Schlumberger stockholders held approximately 52% of the ordinary shares of Transocean Sedco Forex Inc., and Transocean Offshore Inc. shareholders held the remaining 48%. Schlumberger retained no ownership in the combined company.

In the spin-off, Schlumberger stockholders received one share of Sedco Forex for each share of Schlumberger owned on the record date of December 20, 1999. In the merger, each Sedco Forex share was exchanged for 0.1936 ordinary share of Transocean Sedco Forex Inc. Stockholders received cash in lieu of fractional shares.

Results for the Sedco Forex operations spun off by Schlumberger for this transaction are reported as discontinued operations in the Consolidated Statement of Income.

Discontinued Operations on the Consolidated Statement of Income includes the operating results of the spun-off Sedco Forex business and the following charges:

 . In December 1999, an after-tax charge of $50 million ($0.09 per share -
  diluted) for costs directly associated with the spin-off.
 . In March 1999, an after-tax charge of $33 million ($0.06 per share - diluted)
  for severance costs ($13 million) and legal claims.
 . In September 1998, an after-tax charge of $12 million ($0.02 per share - diluted) for severance costs.

As a result of the spin-off, Schlumberger Income Retained for Use in the Business was reduced by $918 million representing the spun-off net assets of Sedco Forex ($1.23 billion) less payments received in settlement of intercompany balances between Schlumberger and Sedco Forex ($313 million). The net assets spun off included $1.3 billion of fixed assets.

Pursuant to Accounting Principles Board Opinion (APB) No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, the revenue and expenses of Sedco Forex have been excluded from the respective captions in the Consolidated Statement of Income. The net operating results of Sedco Forex have been reported, net of applicable income taxes, as Discontinued Operations.

Summarized 1999 and 1998 financial information for the discontinued operations, is as follows:

                    (Stated in millions)
                      1999       1998
                      ----      ------
Operating Revenue        $648     $1,091
Income before taxes      $ 29     $  428
Income after taxes       $ 37     $  396

Acquisitions

During 2000, subsidiaries of Schlumberger acquired the following:

 . In January, Telweb Inc., an Internet access company based in Quebec, Canada.
  The purchase price was $28 million and the cost in excess of net assets acquired was $28 million which is being amortized over 10 years.
 . In April, Operational Services, Inc., which provides a systematic approach to production management through efficient systems and processes. The purchase price was $13 million and the cost in excess of net assets acquired was $13 million which is being amortized over 15 years.

 . In May, substantially all of the assets of Cellnet Data Systems, Inc., a provider of telemetry services for the development and deployment of large-scale automatic metering reading systems. The acquisition was handled through Chapter 11 procedure and was approved by the bankruptcy court. The purchase price was $209 million and the cost in excess of net assets acquired was zero.
 . In October, Data Marine Systems Limited, a global provider of telecommunications services for transmitting data from remote locations. The purchase price was $83 million and the cost in excess of net assets acquired was $75 million which is being amortized over 15 years.
 . In November, a 70% interest in the Convergent Group, a provider of business consulting, software engineering, system integration and project management services. The purchase price was $263 million and the cost in excess of net assets acquired was $214 million which is being amortized over 15 years.
 . In November, a 70% interest in WesternGeco, a new venture which combined the Schlumberger surface seismic business, Geco-Prakla, and the Western Geophysical seismic unit of Baker Hughes Inc. The purchase price was $720 million which comprised $500 million in cash and a 30% interest, valued at $220 million, in Geco-Prakla. The cost in excess of net assets acquired was zero.

These acquisitions were accounted for using the purchase method of accounting and costs in excess of net assets acquired are being amortized on a straight-line basis.

Unaudited APB 16 proforma results pertaining to the above acquisitions are not presented as the impact was not significant in 2000.

During 1999, subsidiaries of Schlumberger acquired Merak, a market leader in petroleum software solutions; Secure Oil Tools, a leader in multilateral completions; and substantially all of the assets of Panther Software Corporation, a provider of hardware and software products and services for managing large volumes of seismic data. These acquisitions were accounted for using the purchase method of accounting. Costs in excess of net assets acquired were $106 million which are being amortized on a straight-line basis over 7 to 20 years.

In the third quarter of 1999, the Omnes joint venture, created in 1995 between Schlumberger and Cable & Wireless, was restructured into two separate business units. Under the agreement, equal ownership and access to products, technology and intellectual property was given to both parent companies. Schlumberger retained ownership of the Omnes name. Omnes is now a fully operational company within Test & Transactions.

On August 31, 1998, the merger of Schlumberger Technology Corporation, a wholly owned subsidiary of Schlumberger, and Camco International Inc. was completed. Under the terms of the merger agreement, approximately 38.2 million shares of Camco common stock were exchanged for 45.1 million shares of Schlumberger common stock at the exchange rate of 1.18 shares of Schlumberger stock for each share of Camco. Based on the Schlumberger average price of $47.875 on August 28, the transaction was valued at $2.2 billion. The business combination was accounted for using the pooling-of-interests method of accounting.

Investments in Affiliated Companies

In the third quarter of 1999, Schlumberger and Smith International Inc. entered into an agreement whereby their drilling fluids operations were combined to form a joint venture. Under the terms of the agreement, Schlumberger contributed its non-US drilling fluids business and a total of $325 million to the joint venture. Schlumberger owns a 40% interest in the joint venture and records income using the equity method of accounting. Schlumberger's investment on December 31, 2000 and 1999 was $461 million and $414 million, respectively. Schlumberger's equity income from this joint venture in 2000 was $33 million and was not material in 1999.

Investments

The Consolidated Balance Sheet reflects the Schlumberger investment portfolio separated between current and long term, based on maturity. Except for $139 million of investments which are considered trading on December 31, 2000 ($130 million in 1999), under normal circumstances it is the intent of Schlumberger to hold the investments until maturity.

Long-term investments mature as follows: $564 million in 2002, $228 million in 2003 and $755 million thereafter.

On December 31, 2000, there were no interest rate swap arrangements outstanding related to investments. Interest rate swap arrangements had no material effect on consolidated interest income.

Securitization

In September 2000, a wholly-owned subsidiary of Schlumberger entered into an agreement to sell, on an ongoing basis, up to $220 million of an undivided interest in its accounts receivable. The amount of receivables sold under this agreement totaled $183 million at December 31, 2000. Costs of the program, which primarily consist of the purchasers' financing and administrative costs, were not significant.

Schlumberger continues to service the receivables and maintains an allowance for doubtful accounts based upon the expected collectibility of all Schlumberger accounts receivable, including the portion of receivables sold. Unless extended by amendment, the agreement expires in September 2001.

Fixed Assets

A summary of fixed assets follows:


                        (Stated in millions)
                               2000    1999
                              ------- ------
December 31,
Land                          $    80 $   68
Building & Improvements         1,081  1,086
Machinery & Equipment           9,661  8,485
                              ------- ------
Total cost                     10,822  9,639
Less accumulated depreciation   6,427  6,078
                              ------- ------
                              $ 4,395 $3,561
                              ======= ======

The estimated useful lives of Buildings & Improvements are primarily 30 to 40 years. For Machinery & Equipment, 11% is being depreciated over 16 to 25 years, 14% over 10 to 15 years and 75% over 2 to 9 years.

Long-term Debt

A summary of long-term debt by currency follows:


         (Stated in millions)
                 2000   1999
                ------ ------
December 31,
US dollar       $2,969 $2,369
Euro               214    411
UK pound           170     20
Japanese yen       132    146
Canadian dollar     73    105
Other               15    132
                ------ ------
                $3,573 $3,183
                ====== ======

The majority of the long-term debt is at variable interest rates; the weighted-average interest rate of the debt outstanding on December 31, 2000 was 5.7%. Such rates are reset every six months or sooner. The carrying value of long-term debt on December 31, 2000 approximates the aggregate fair market value.

Long-term debt on December 31, 2000, is due as follows: $118 million in 2002, $2,469 million in 2003, $327 million in 2004, $234 million in 2005 and $425 million thereafter.

On December 31, 2000, interest rate swap arrangements outstanding were: pay fixed/receive floating on US dollar debt of $800 million; pay fixed/receive floating on Japanese yen debt of $97 million. These arrangements mature at various dates to December 2009. Interest rate swap arrangements had no material effect on consolidated interest expense in 2000 and 1999, respectively. The likelihood of nonperformance by the other parties to the arrangements is considered to be remote.

Lines of Credit

On December 31, 2000, the principal US subsidiary of Schlumberger had available a Revolving Credit Agreement with a syndicate of banks. The Agreement provided that the subsidiary may borrow up to $1 billion until August 2003 at money market-based rates (6.6% on December 31, 2000 and 6.1% on December 31, 1999) of which $630 million was outstanding on December 31, 2000. In addition, on December 31, 2000 and 1999, Schlumberger and its subsidiaries also had available unused lines of credit of approximately $825 million and $793 million, respectively. Commitment and facility fees are not material.

Capital Stock

Schlumberger is authorized to issue 1,000,000,000 shares of common stock, par value $0.01 per share, of which 572,724,694 and 565,931,130 shares were outstanding on December 31, 2000 and 1999, respectively. Schlumberger is also authorized to issue 200,000,000 shares of cumulative preferred stock, par value $0.01 per share, which may be issued in series with terms and conditions determined by the Board of Directors. No shares of preferred stock have been issued. Holders of common stock and preferred stock are entitled to one vote for each share of stock held.

In January 1993, Schlumberger acquired the remaining 50% interest in the Dowell Schlumberger group of companies. The purchase price included a warrant, expiring in 7.5 years and valued at $100 million, to purchase 15,153,018 shares of Schlumberger common stock at an exercise price of $29.672 per share. The warrant was exercised by Dow Chemical on December 16, 1999.

Stock Compensation Plans

As of December 31, 2000, Schlumberger had two types of stock-based compensation plans, which are described below. Schlumberger applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans and its stock purchase plan. Had compensation cost for the stock-based Schlumberger plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, Schlumberger net income and earnings per share would have been the pro forma amounts indicated below:

(Stated in millions except per share amounts)
                           2000  1999   1998
                           ----- ----- ------
Net income
   As reported             $ 735 $ 367 $1,014
   Pro forma               $ 633 $ 268 $  893

Basic earnings per share
   As reported             $1.29 $0.67 $ 1.86
   Pro forma               $1.11 $0.49 $ 1.64

Diluted earnings per share
   As reported             $1.27 $0.65 $ 1.81
   Pro forma               $1.09 $0.48 $ 1.59

STOCK OPTION PLANS
During 2000, 1999, 1998 and in prior years, officers and key employees were granted stock options under Schlumberger stock option plans. For all of the stock options granted, the exercise price of each option equals the market price of Schlumberger stock on the date of grant; an option's maximum term is ten years, and options generally vest in 20% increments over five years.

As required by SFAS 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 2000, 1999 and 1998: Dividend of $0.75; expected volatility of 27%-33% for 2000 grants, 25%-29% for 1999 grants and 21-25% for 1998 grants; risk-free interest rates for the 2000 grants of 5.75%-6.84% for officers and 5.69%-6.72% for the 2000 grants to all other employees; risk-free interest rates for the 1999 grant of 4.92%-5.29% for officers and 4.80%-6.25% for the 1999 grants to all other employees; risk-free interest rates for 1998 grants of 5.59%-5.68% for officers and 4.35%-5.62% for all other employees; and expected option lives of 7.16 years for officers and
5.49 years for other employees for 2000 grants, 7.14 years for officers and
5.28 years for other employees for 1999 grants and 6.98 years for officers and
5.02 years for other employees for 1998.

A summary of the status of the Schlumberger stock option plans as of December 31, 2000, 1999 and 1998, and changes during the years ended on those dates is presented below:

                                   2000                 1999/1/                1998/1/
                          ---------------------- ---------------------- ----------------------
                                       Weighted-              Weighted-              Weighted-
                                        average                average                average
                                       exercise               exercise               exercise
FIXED OPTIONS                Shares      price      Shares      price      Shares      price

----------------------------------------------------------------------------------------------
Outstanding at
 beginning of year         31,613,924     $46.25  30,310,579     $42.50  31,542,758     $39.81

Granted                     5,643,500     $79.64   6,012,168     $54.04   2,027,812     $62.57

Exercised                  (5,447,870)    $30.76  (3,634,790)    $28.68  (2,527,380)    $24.15

Forfeited                    (601,233)    $62.03  (1,074,033)    $52.50    (732,611)    $47.61
                          -----------            -----------            -----------
Outstanding at year-end    31,208,321     $54.54  31,613,924     $46.25  30,310,579     $42.50
                          ===========            ===========            ===========
Options exercisable at
 year-end                  16,277,868             16,396,821             15,914,440
Weighted-average fair
 value of options granted
 during the year          $     30.03            $     17.72            $     22.24

/1/ Shares and exercise price have been restated to reflect adjustments made as a result of the spin-off of Sedco Forex, in accordance with EITF Issue 90-9, Changes to Fixed Employee Stock Option Plans as Result of Equity Restructuring.

The following table summarizes information concerning currently outstanding and exercisable options by three ranges of exercise prices on December 31, 2000:

                             Options Outstanding              Options Exercisable
                  ----------------------------------------- ------------------------
                                    Weighted-     Weighted-                Weighted-
                      Number         average       average      Number      average
Range of           outstanding      remaining     exercise   exercisable   exercise
exercise prices   as of 12/31/00 contractual life   price   as of 12/31/00   price
------------------------------------------------------------------------------------
$ 3.831 - $38.473     12,248,665             4.14   $30.855     10,822,533   $30.281
$42.170 - $71.315      8,581,520             7.86   $55.292      2,376,169   $54.053
$73.032 - $82.348     10,378,136             8.28   $81.515      3,079,166   $82.323
                  --------------                            --------------
                      31,208,321             6.54   $54.421     16,277,868   $43.595
                  ==============                            ==============

EMPLOYEE STOCK PURCHASE PLAN
Under the Schlumberger Discounted Stock Purchase Plan, Schlumberger is authorized to issue up to 22,012,245 shares of common stock to its employees. Under the terms of the Plan, employees can choose each year to have up to 10% of their annual earnings withheld to purchase Schlumberger common stock. The purchase price of the stock is 85% of the lower of its beginning or end of the Plan year market price. Under the Plan, Schlumberger sold 1,431,309, 1,324,848 and 1,266,840 shares to employees in 2000, 1999 and 1998, respectively. Compensation cost has been computed for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 2000, 1999 and 1998: Dividend of $0.75; expected life of one year; expected volatility of 38% for 2000, 40% for 1999 and 34% for 1998; and risk-free interest rates of 5.71% for 2000, 5.33% for 1999 and 4.44% for 1998. The weighted-average fair value of those purchase rights granted in 2000, 1999 and 1998, was $23.141, $19.829 and $19.817, respectively.

Income Tax Expense

Schlumberger and its subsidiaries operate in more than 100 taxing jurisdictions where statutory tax rates generally vary from 0% to 50%.

Pretax book income from continuing operations subject to US and non-US income taxes for each of the three years ended December 31, was as follows:


                  (Stated in millions)
                      2000  1999  1998
                      ---- -----  ----
United States         $ 51 $(172) $ 24
Outside United States  910   653   879
                      ---- -----  ----
Pretax income         $961 $ 481  $903
                      ==== =====  ====

Schlumberger had net deductible temporary differences of $1.0 billion on December 31, 2000, $1.1 billion on December 31, 1999 and $1.2 billion on December 31, 1998. Temporary differences at December 31, 2000 pertain to postretirement medical benefits ($0.5 billion), employee benefits ($0.2 billion), multiclient seismic data ($0.2 billion), and fixed assets, inventory and other ($0.1 billion).

The components of consolidated income tax expense from continuing operations were as follows:


                          (Stated in millions)
                             2000  1999  1998
                             ----  ----  ----
Current:
 United States - Federal     $ 21  $(74) $124
 United States - State          4    (7)   15
 Outside United States        194   206   225
                             ----  ----  ----
                             $219  $125  $364
                             ----  ----  ----
Deferred:
 United States - Federal     $ (3) $ 14  $(68)
 United States - State         (2)    1    (7)
 Outside United States         14     1   (13)
                             ----  ----  ----
                             $  9  $ 16  $(88)
                             ----  ----  ----
Consolidated taxes on income $228  $141  $276
                             ====  ====  ====
Effective tax rate            24%   30%   31%
                             ====  ====  ====

For the three years, the variations from the US statutory federal tax rate (35%) and Schlumberger effective tax rates were due to several factors, including a substantial proportion of operations in countries where taxation on income is lower than in the US partially offset by the effect of permanent book/tax differences in the US, such as goodwill amortization.

Leases and Lease Commitments

Total rental expense was $287 million in 2000, $303 million in 1999 and $304 million in 1998. Future minimum rental commitments under noncancelable leases for years ending December 31 are: $175 million in 2001; $147 million in 2002; $113 million in 2003; $88 million in 2004; and $79 million in 2005. For the ensuing three five-year periods, these commitments decrease from $624 million to $3 million. The minimum rentals over the remaining terms of the leases aggregate to $34 million.

Contingencies

The Consolidated Balance Sheet includes accruals for the estimated future costs associated with certain environmental remediation activities related to the past use or disposal of hazardous materials. Substantially all such costs relate to divested operations and to facilities or locations that are no longer in operation. Due to a number of uncertainties, including uncertainty of timing, the scope of remediation, future technology, regulatory changes and other factors, it is possible that the ultimate remediation costs may exceed the amounts estimated. However, in the opinion of management, such additional costs are not expected to be material relative to consolidated liquidity, financial position or future results of operations.

In addition, Schlumberger and its subsidiaries are party to various other legal proceedings. Although the ultimate disposition of these proceedings is not presently determinable, in the opinion of Schlumberger any liability that might ensue would not be material in relation to the consolidated liquidity, financial position or future results of operations.

Segment Information

Schlumberger operates three reportable segments: Oilfield Services (OFS), Resource Management Services (RMS) and Test & Transactions (T&T).

The Schlumberger OFS segment falls into four clearly defined economic and geographical areas and is evaluated on the following basis: First, North America (NAM) is a major self-contained market. Second, Latin America

(LAM) comprises regional markets that share a common dependence on the United States. Third, Europe (ECA) is another major self-contained market that includes the CIS and West Africa, whose economy is increasingly linked to that of Europe. Fourth, Other Eastern includes the remainder of the Eastern Hemisphere, which consists of many countries at different stages of economic development that share a common dependence on the oil and gas industry.

The OFS segment provides virtually all exploration and production services required during the life of an oil and gas reservoir. Schlumberger believes that all the products/services are interrelated and expects similar performance from each. The RMS segment is essentially a global provider of measurement solutions, products and systems for electricity, gas and water utilities. The T&T segment supplies technology products, services and system solutions to the semiconductor, banking, telecommunications, transportation and health care industries. The segment consists of Cards, Semiconductor, Network Solutions and e-Transactions. Services and products are described in more detail on page XX of this report.

Financial information for the years ended December 31, 2000, 1999 and 1998, by segment, is as follows:

                                                            (Stated in millions)

                                                          Other  Elims/   Total                  Elims/
              2000                 NAM     LAM     ECA   Eastern  Other    OFS     RMS     T&T   Other  Consolidated

Revenue                           $2,413  $1,151  $1,603  $1,646 $  220  $7,033  $1,241  $1,409   $(72)     $ 9,611
                                  =================================================================================

Segment Income                    $  235  $   64  $  151  $  281 $  (27) $  704  $   15  $   35   $(39)     $   715

Minority Interest                     --      --      --      --     (1)     (1)      1       6     --            6

Income Tax Expense /(1)/             145      22      56      29     42     294      (1)    (15)   (60)         218
                                  ---------------------------------------------------------------------------------

Segment Income before tax & MI    $  380  $   86  $  207  $  310 $   14  $  997  $   15  $   26   $(99)     $   939
                                  ====================================================================

Interest Income                           $    5                                                                297

Interest Expense                          $   (3)                                                              (273)

Charges                                                                                                          (2)
                                                                                                            -------

Pretax Income                                                                                               $   961
                                                                                                            =======

Segment Assets                    $2,984  $1,305  $1,689  $1,475 $1,759  $9,212  $1,417  $1,217   $ --      $11,846

Corporate Assets                                                                                              5,327
                                                                                                            -------

Total Assets                                                                                                $17,173
                                                                                                            =======

Depreciation /Amortization /(2)/  $  418  $  187  $  226  $  229 $   53  $1,113  $   84  $   56   $ 18      $ 1,271

Capital Expenditures /(3)/        $  608  $  212  $  259  $  261 $   15  $1,355  $   92  $   91   $  8      $ 1,546

                                 (1)2000 income tax expense excludes a charge of $10 million related to the Charges.
                                 (2)Includes multiclient seismic data costs
                                 (3)Includes multiclient seismic data capitalized


                                                            (Stated in millions)

                                                          Other  Elims/  Total                  Elims/
              1999                 NAM    LAM     ECA    Eastern  Other   OFS     RMS     T&T   Other  Consolidated

Revenue                           $1,649  $947   $1,514   $1,561 $  198  $5,869 $1,375  $1,183   $(32)     $ 8,395
                                 ======= ====== ======== ======= ======= ====== ======= ======= ====== ============

Segment Income                    $   84  $ --   $   83   $  237 $   (1) $  403 $    6  $   30   $(25)     $   414

Minority Interest                     --    --       --       --     --      --      2       9     --           11

Income Tax Expense/ (1)/              40    20       42       56     15     173      9      (3)   (47)         132

                                 ----------------------------------------------------------------------------------
Segment Income before tax & MI    $  124  $ 20   $  125   $  293 $   14  $  576 $   17  $   36   $(72)
                                 ======= ====== ======== ======= ======= ====== ======= ======= ======     $   557

Interest Income                           $  7                                                                 228

Interest Expense                          $ (6)  $   (1)                        $   (1) $   (1)               (184)

Charges                                                                                                       (120)
                                                                                                       ------------

Pretax Income                                                                                              $   481
                                                                                                       ============

Segment Assets                    $1,787  $992   $1,414   $1,299 $1,912  $7,404 $1,006  $  989   $ --      $ 9,399

Corporate Assets                                                                                             5,682
                                                                                                       ------------
Total Assets                                                                                               $15,081
                                                                                                       ============
Depreciation /Amortization/ (2)/  $  325  $156   $  228   $  237 $   55  $1,001 $   88  $   48   $ 13      $ 1,150

Capital Expenditures/ (3)/        $  322  $189   $  161   $  183 $   61  $  916 $   49  $   44   $ 10      $ 1,019

                                 (1)1999 income tax expense excludes a charge of $8 million related to the Charges.
                                 (2)Includes multiclient seismic data costs
                                 (3)Includes multiclient seismic data capitalized


                                                            (Stated in millions)

                                                           Other   Elims/  Total         Elims/
              1998                 NAM     LAM      ECA   Eastern   Other   OFS    RMS     T&T   Other  Consolidated

Revenue                           $2,364  $1,283   $2,112   $2,008 $   29  $7,796 $1,465 $1,226  $ 238      $10,725
                                 ======= ======== ======= ======== ======= ====== ====== ======= ====== ============

Segment Income                    $  220  $  122   $  241   $  428 $  (57) $  954 $   32 $   55  $ (91)     $   950

Minority Interest                     --      --       --       --     --      --      2      7     --            9

Income Tax Expense/ (2)/             120      49       73      103      7     352     17     18    (48)         339
                                 ------- -------- ------- -------- ------- ------ ------ ------- ------ ------------

Segment Income before tax and     $  340  $  171   $  314   $  531 $  (50) $1,306 $   51 $   80  $(139)
 MI                              ======= ======== ======= ======== ======= ====== ====== ======= ======     $ 1,298

Interest Income                           $    3                                                                164

Interest Expense                          $   (9)                                        $   (1)               (127)

Charges                                                                                                        (432)
                                                                                                        ------------

Pretax Income                                                                                               $   903
                                                                                                        ============

Segment Assets                    $1,509  $1,031   $1,583   $1,559 $1,407  $7,089 $1,184 $1,069  $  --      $ 9,342

Corporate Assets                                                                                              5,316

Discontinued Operations Assets                                                                                1,420

Total Assets                                                                                                $16,078

Depreciation /Amortization/ (2)/  $  386  $  121   $  225   $  215 $   83  $1,030 $   87 $   48  $  12      $ 1,177

Capital Expenditures/ (3)/        $  328  $  310   $  369   $  309 $  191  $1,507 $   61 $   53  $  29      $ 1,650

                                 (1)1998 income tax expense excludes a credit of $63 million related to the Charges.
                                 (2)Includes multiclient seismic data cost.
                                 (3)Includes multiclient seismic data capitalized.


Corporate assets largely comprise short-term and long-term investments.

During the three years ended December 31, 2000, no single customer exceeded 10% of consolidated revenue.

The accounting policies of the segments are the same as those described in Summary of Accounting Policies.

Oilfield Services' net income eliminations include: certain headquarters administrative costs which are not allocated geographically, goodwill amortization, manufacturing and certain other operations, and costs maintained at the Oilfield Services level.

Nonoperating expenses, such as certain intersegment charges and interest expense (except as shown above), are not included in segment operating income.

Schlumberger did not have revenue from third-party customers in its country of domicile during the last three years. In each of the three years, only revenue in the US exceeded 10% of consolidated revenue. Revenue in the US in 2000, 1999 and 1998 was $3.5 billion, $2.5 billion and $3.4 billion, respectively.

Pension and Other Benefit Plans

US Pension Plans
Schlumberger and its US subsidiary sponsor several defined benefit pension plans that cover substantially all employees. The benefits are based on years of service and compensation on a career-average pay basis. These plans are fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

The assumed discount rate, compensation increases and return on plan assets used to determine pension expense in 2000 were 7.75%, 4.5% and 9%, respectively. In 1999, the assumptions were 7%, 4.5% and 9%, respectively. In 1998, the assumptions were 7.5%, 4.5% and 9%, respectively.

Net pension cost in the US for 2000, 1999 and 1998, included the following components:

                                                                                      (Stated in millions)
                                                                                       2000   1999   1998
                                                                                       ----   ----   ----
Service cost-benefits earned during the period                                         $ 36   $ 45   $ 39
Interest cost on projected benefit obligation                                            76     73     68
Expected return on plan assets (actual return: 2000---$(2); 1999---$211; 1998---$167)   (97)   (86)   (77)
Amortization of transition assets                                                        (1)    (2)    (2)
Amortization of prior service cost/other                                                  5      6      6
Amortization of unrecognized net gain                                                   (11)    --     (3)
                                                                                       ----   ----   ----
Net pension cost                                                                       $  8   $ 36   $ 31
                                                                                       ====   ====   ====

Effective January 1, 2000, Schlumberger and its subsidiaries amended their pension plans to improve retirement benefits for active employees.

The change in the projected benefit obligation, plan assets and funded status of the plans on December 31, 2000 and 1999, was as follows:

                                                      (Stated in millions)
                                                         2000      1999
                                                        ------    ------
Projected benefit obligation at beginning of the year    $1,052    $1,060
Service cost                                                 36        45
Interest cost                                                76        73
Actuarial losses (gains)                                     17       (70)
Benefits paid                                               (62)      (56)
Amendments                                                   (6)        -
                                                         ------    ------
Projected benefit obligation at end of the year          $1,113    $1,052
                                                         ======    ======
Plan assets at market value at beginning of the year     $1,276    $1,119
Actual return on plan assets                                 (2)      211
Employer contribution                                         -         2
Benefits paid                                               (62)      (56)
                                                         ------    ------
Plan assets at market value at end of the year           $1,212    $1,276
                                                         ======    ======
Excess of assets over projected benefit obligation       $   99    $  224
Unrecognized net gain                                      (266)     (395)
Unrecognized prior service cost                              30        44
Unrecognized net asset at transition date                    (1)       (2)
                                                         ------    ------
Pension liability                                        $ (138)   $ (129)
                                                         ======    ======

The assumed discount rate, the rate of compensation increases and the expected long-term rate of return on plan assets used to determine the projected benefit obligations were 7.5%, 4.5% and 9%, respectively, in 2000, and 7.75%, 4.5% and 9% respectively, in 1999. Plan assets on December 31, 2000, consisted of common stocks ($708 million), cash or cash equivalents ($114 million), fixed income investments ($279 million) and other investments ($95 million). Less than 1% of the plan assets on December 31, 2000, were represented by Schlumberger common stock.

Non-US Pension Plans
Outside the US, subsidiaries of Schlumberger sponsor several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service. For all defined benefit plans, pension expense was $23 million, $19 million and $17 million in 2000, 1999 and 1998, respectively. Based on plan assets and the projected benefit obligation, the only significant defined benefit plan is in the UK.

The assumed discount rate, compensation increases and return on plan assets used to determine pension expense in 2000 were 6%, 4% and 9%, respectively. In 1999, the assumptions were 7%, 4% and 9%, respectively. In 1998, the assumptions were 7.5%, 5% and 9%, respectively.

Net pension cost in the UK plan for 2000, 1999 and 1998 (translated into US dollars at the average exchange rate for the periods), included the following components:

                                                                        (Stated in millions)
                                                                         2000   1999   1998
                                                                         ----   ----   ----
Service cost-benefits earned during the period                           $ 22   $ 22   $ 18
Interest cost on projected benefit obligation                              17     15     18
Expected return on plan assets (actual return: 2000--($28); 1999--$106;
  1998--$23)                                                              (34)   (33)   (30)
Amortization of transition asset and other                                 (5)    (6)    (6)
                                                                         ----   ----   ----
Net pension cost                                                         $ --   $ (2)  $ --
                                                                         ====   ====   ====

The change in the projected benefit obligation, plan assets and funded status of the plan (translated into US dollars at year-end exchange rates) was as follows:

                                                         (Stated in millions)
                                                           2000       1999
                                                           ----      -----

   Projected benefit obligation at beginning of the year     $290      $ 229
   Service cost                                                22         22
   Interest cost                                               17         15
   Actuarial losses (gains)                                    19         44
   (Gain)/Loss in exchange                                    (26)        (8)
   Benefits paid                                              (11)       (12)
                                                             ----      -----
   Projected benefit obligation at end of the year           $311      $ 290
                                                             ====      =====
   Plan assets at market value at beginning of the year      $454      $ 366
   Actual return on plan assets                               (28)       106
   (Gain)/Loss in exchange                                    (38)       (10)
   Employer contribution                                        7          4
   Employee contributions                                       1          1
   Benefits paid                                              (11)       (13)
                                                             ----      -----
   Plan assets at market value at end of the year            $385      $ 454
                                                             ====      =====
   Excess of assets over projected benefit obligation        $ 74      $ 164
   Unrecognized net gain                                      (39)      (135)
   Unrecognized prior service cost                              1          2
   Unrecognized net asset at transition date                   (2)        (3)
                                                             ----      -----
   Pension asset                                             $ 34      $  28
                                                             ====      =====

The assumed discount rate and rate of compensation increases used to determine the projected benefit obligation were 6% and 4%, respectively, in 2000, and 6.5% and 4%, respectively, in 1999; the expected long-term rate of return on plan assets was 9% in 2000 and 1999. Plan assets consisted of common stocks ($319 million), cash or cash equivalents ($21 million) and fixed income investments ($45 million). None of the plan assets represented Schlumberger common stock.

For defined contribution plans, funding and cost are generally based upon a predetermined percentage of employee compensation. Charges to expense in 2000, 1999 and 1998, were $22 million, $24 million and $25 million, respectively.

Other Deferred Benefits
In addition to providing pension benefits, Schlumberger and its subsidiaries have other deferred benefit programs, primarily profit sharing. Expenses for these programs were $114 million, $73 million and $128 million in 2000, 1999 and 1998, respectively.

Health Care Benefits
Schlumberger and its US subsidiary provide health care benefits for certain active employees. The cost of providing these benefits is recognized as expense when incurred and aggregated $60 million, $53 million and $54 million in 2000, 1999 and 1998, respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

Postretirement Benefits Other Than Pensions
Schlumberger and its US subsidiary provide certain health care benefits to former employees who have retired under the US pension plans.

The principal actuarial assumptions used to measure costs were a discount rate of 7.75% in 2000, 7% in 1999 and 7.5% in 1998. The overall medical cost trend rate assumption is 9% graded to 5% over the next six years and 5% thereafter.

Net periodic postretirement benefit cost in the US for 2000, 1999 and 1998, included the following components:

                                                                   (Stated in millions)
                                                                    2000   1999   1998
                                                                    ---    ---    ---
Service cost - benefits earned during the period                     $10    $11    $11
Amortization of unrecognized net postretirement benefit obligation    28     23     22
Interest cost on accumulated gain and other                           (3)    (3)    (6)
                                                                     ---    ---    ---
                                                                     $35    $31    $27
                                                                     ===    ===    ===

The change in accumulated postretirement benefit obligation and funded status on December 31, 2000 and 1999, was as follows:

                                                (Stated in millions)
                                                   2000      1999
                                                   ----      ----
Accumulated postretirement benefit
obligation at beginning of the year                  $320      $354
Service cost                                           10        11
Interest cost                                          28        23
Actuarial losses (gains)                               57       (52)
Benefits paid                                         (17)      (16)
Accumulated postretirement benefit
obligation at the end of the year                     398       320
Unrecognized net gain                                  67       124
Unrecognized prior service cost                         4         4
                                                     ----       ----
Postretirement benefit liability on December 31      $469      $448
                                                     ====       ====

The components of the accumulated postretirement benefit obligation on December 31, 2000 and 1999, were as follows:

               (Stated in millions)
                  2000      1999
                  ----      ----
Retirees             $216      $161
Fully eligible         47        45
Actives               135       114
                     ----       ----
                     $398      $320
                     ====       ====

The assumed discount rate used to determine the accumulated postretirement benefit obligation was 7.50% for 2000 and 7.75% for 1999.

If the assumed medical cost trend rate was increased by one percentage point, health care cost in 2000 would have been $45 million, and the accumulated postretirement benefit obligation would have been $465 million on December 31, 2000.

If the assumed medical cost trend rate was decreased by one percentage point, health care cost in 2000 would have been $32 million, and the accumulated postretirement benefit obligation would have been $360 million on December 31, 2000.

Supplementary Information

Operating revenue and related cost of goods sold and services for continuing operations comprised the following:

                         (Stated in millions)
                         2000   1999   1998
Year ended December 31, ------ ------ -------
Operating revenue
Sales                   $4,225 $3,822 $ 4,623
Services                 5,386  4,573   6,102
                        ------ ------ -------
                        $9,611 $8,395 $10,725
                        ====== ====== =======
Direct operating costs
Goods sold              $2,582 $2,461 $ 2,916
Services                 4,790  4,288   5,498
                        ------ ------ -------
                        $7,372 $6,749 $ 8,414
                        ====== ====== =======

Cash paid for interest and income taxes for continuing operations was as follows:

                        (Stated in millions)
                         2000   1999   1998
Year ended December 31,  ----   ----   ----
Interest                  $268   $200   $128
Income taxes              $231   $182   $299

Accounts payable and accrued liabilities are summarized as follows:


                  (Stated in millions)
                          2000   1999
Year ended December 31,  ------ ------
Payroll, vacation and
employee benefits        $  672 $  564
Trade                       946    663
Taxes, other than income    204    169
Other                     1,089    887
                         ------ ------
                         $2,911 $2,283
                         ====== ======

Interest and other income includes the following:

                                                (Stated in millions)
                                                 2000   1999   1998
                                                 ----   ----   ----
           Interest income                        $302   $235   $167
           Equity in net earnings of
             affiliated companies                   39     19      6
           Gain on sale of business                 82      -      -
           Gain on sale of financial investment      -    103      -
                                                  ----   ----   ----
                                                  $423   $357   $173
                                                  ====   ====   ====

Subsequent Event--Business Acquisition

On February 12, 2001, Schlumberger announced that it had reached agreement with the board of directors of Sema plc on the terms of a recommended cash offer for the entire issued and to be issued share capital of Sema plc. The offer will be made on the basis of (Pounds)5.60 (approximately $8.09) per share which represents a purchase price of about $5.2 billion plus expenses. Schlumberger expects to complete the transaction in the second quarter. The purchase price will be paid from existing available cash, investments and new borrowings. The transaction is subject to customary regulatory approvals and Sema plc shareholders acceptance.

P R O X Y
                    Schlumberger Limited (Schlumberger N.V.)

             Proxy Solicitation on Behalf of the Board of Directors

                     Annual General Meeting of Stockholders

The undersigned, having received the Notice and Proxy Statement of the Annual General Meeting of Stockholders and the 2000 Annual Report to Stockholders, hereby appoints Lupe A. Bosnie, Florence van Der Steur-De Jong, Jan A. Koning, and Chris W.T. Nordemann and each of them, proxies, with power of subsititution, to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting, all my (our) shares of record of Schlumberger Limited (Schlumberger N.V.) at the Annual General Meeting of Stockholders to be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curacao, Netherlands Antilles on April 11, 2001, and at any adjournment or adjournments thereof.

If no other indication is made, the proxies will vote FOR the election of the director nominees and FOR Proposals 2, 3(a), 3(b), 4 and 5.

----------------                                                ----------------
SEE REVERSE SIDE   Continued and to be signed on reverse side   SEE REVERSE SIDE
----------------                                                ----------------

[X]  Please mark votes as in this example


Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations. Directors recommend a vote FOR items 1, 2, 3(a), 3(b), 4 and 5.



1.   Election of 12 Directors
     Nominees: D.E. Ackerman, D.E. Baird, J. Deutch,
     V.E. Grijalva, A. Levy-Lang, J.C. Mayo, W.T. McCormick, Jr.,
     D. Primat, N. Seydoux, L.G. Stuntz, S. Ullring, Y. Wakumoto

               FOR               WITHHELD
               ALL               FROM ALL
             NOMINEES   [_]      NOMINEES  [_]


              FOR ALL NOMINEES
                 EXCEPT THOSE
             NOTED IN THE BLANK   [_]   ________________

                                                          FOR   AGAINST  ABSTAIN
2.   Adoption and approval of Financials and Dividends    [_]     [_]      [_]

3(a) Adoption of Amendment to Deed of Incorporation
     (Increase in authorized Common Stock)                [_]     [_]      [_]

3(b) Adoption of Amendment to Deed of Incorporation
     (Other changes)                                      [_]     [_]      [_]

4.   Approval of Adoption of the Schlumberger 2001
     Stock Option Plan                                    [_]     [_]      [_]


5.   Approval of Auditors                                 [_]     [_]      [_]



MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                     [_]

Please sign names exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give full title as such Please sign, date and return in the enclosed envelope.


Signature:                            Date:
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Signature:                            Date:
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